SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                     Schedule 14A Information

    PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                       EXCHANGE ACT OF 1934


   Filed by the Registrant |X| Filed by a Party other than the Registrant |_| Check the appropriate box: |_| Preliminary Proxy Statement |_| Confidential, for Use of the Commission Only (as permitted
      by Rule 14a-6(e)(2))
   |X|  Definitive Proxy Statement
   |_|  Definitive Additional Materials
   |_| Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                     COLONIAL PROPERTIES TRUST
         (Name of Registrant as Specified in Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the
                               Registrant)

Payment of filing fee (Check the appropriate box):

   |X|  No fee required.

   |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)Title of each class of securities to which transaction applies:


      (2)Aggregate number of securities to which transaction applies:


      (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


      (4)Proposed maximum aggregate value of transaction:


      (5)Total fee Paid:


   |_|     Fee paid previously with preliminary materials.

   |_|Check box if any part of the fee is offset as  provided  by  Exchange  Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)Amount Previously Paid:


      (2)Form, schedule or registration statement no.:


      (3)Filing party:


      (4)Date filed:

                                                    March 24, 1998



Dear Fellow Shareholder:

           You are cordially invited to attend the Annual Meeting of Shareholders of Colonial Properties Trust to be held on Thursday, April 23, 1998, at 10:30 a.m., central daylight savings time, in the auditorium on the lobby (second) floor of Colonial Plaza, 2101 6th Avenue North, Birmingham, Alabama 35203-2775.

           The matters to be acted on at the meeting - the election of trustees, the adoption of the Second Amended and Restated Employee Share Option and Restricted Share Plan, and the ratification of the selection of the Company's independent accountants - are described in the accompanying Notice and Proxy Statement. A proxy card on which to indicate your vote and an envelope, postage paid, in which to return your proxy are enclosed. A copy of the Company's Annual Report to Shareholders also is enclosed.

           We realize that each of you cannot attend the meeting and vote your shares in person. However, whether or not you plan to attend the meeting, we need your vote. We urge you to complete, sign, and return the enclosed proxy so that your shares will be represented. If you later decide to attend the meeting, you may revoke your proxy at that time and vote your shares in person.

           Remember, this is your opportunity to voice your opinion on matters affecting the Company. We look forward to receiving your proxy and perhaps seeing you at the annual meeting.

                                   Sincerely,



                                    /s/ Thomas H. Lowder
                                    Thomas H. Lowder
                                    Chairman of the Board, President
                                    and Chief Executive Officer


Enclosures

                     COLONIAL PROPERTIES TRUST

                          COLONIAL PLAZA
                 2101 6TH AVENUE NORTH, SUITE 750
                     BIRMINGHAM, ALABAMA 35203

                       --------------------

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                   To be held on April 23, 1998

      You  are  cordially   invited  to  attend  the  1998  Annual   Meeting  of
Shareholders of Colonial Properties Trust (the "Company") to be held on Thursday, April 23, 1998, at 10:30 a.m., central daylight savings time, in the auditorium on the lobby (second) floor of Colonial Plaza, 2101 6th Avenue North, Birmingham, Alabama 35203, to consider the following proposals:

      1. To elect four trustees, three to serve for an ensuing three-year term and a fourth to serve for an ensuing one-year term;

      2. To adopt and approve the Second Amended and Restated Employee Share Option and Restricted Share Plan;

      3. To ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors of the Company for the fiscal year ending December 31, 1998; and

      4. To transact such other business as may properly come before such meeting or any adjournments thereof.

      Only shareholders of record at the close of business on March 9, 1998 will be entitled to vote at the meeting or any adjournments thereof.

      IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF TRUSTEES, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.




                               BY ORDER OF THE BOARD OF TRUSTEES

                              /s/ Douglas B. Nunnelley

                              Douglas B. Nunnelley
                               Senior Vice President and
                               Secretary

                  COLONIAL PROPERTIES TRUST

                        COLONIAL PLAZA
               2101 6TH AVENUE NORTH, SUITE 750
                  BIRMINGHAM, ALABAMA 35203


                     --------------------

                       PROXY STATEMENT
                             FOR
                ANNUAL MEETING OF SHAREHOLDERS

                 To be held on April 23, 1998

      This Proxy Statement is furnished to shareholders of Colonial Properties Trust (the "Company"), an Alabama real estate investment trust, in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the "Meeting") of the Company to be held on Thursday, April 23, 1998, at 10:30 a.m., central daylight savings time, for the purposes set forth in the Notice of Meeting. This solicitation of proxies is made on behalf of the board of trustees of the Company (the "Board of Trustees").

      Holders of record of common shares of beneficial interest (the "Common Shares") of the Company as of the close of business on the record date, March 9, 1998, are entitled to receive notice of, and to vote at, the Meeting. The Common Shares constitute the only class of securities entitled to vote at the Meeting, and each Common Share entitles the holder thereof to one vote. At the close of business on March 9, 1998, there were 21,613,174 Common Shares issued and outstanding.

      Shares represented by proxies in the form enclosed, if such proxies are properly executed and returned and not revoked, will be voted as specified. Where no specification is made on a properly executed and returned form of proxy, the shares will be voted FOR the election of all nominees for Trustee, FOR the proposal to adopt and approve and adopt the Second Amended and Restated Employee Share Option and Restricted Share Plan and FOR the proposal to ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors. The Company knows of no business other than that set forth above to be transacted at the meeting. If other matters requiring a vote do arise, it is the intention of the persons named in the Proxy to vote in accordance with their judgment on such matters.

      To be voted, proxies must be filed with the Secretary of the Company prior to the time of voting. Proxies may be revoked at any time before exercise thereof by filing a notice of such revocation or a later dated proxy with the Secretary of the Company or by voting in person at the Meeting.

      The Company's 1997 Annual Report to Shareholders for the fiscal year ended December 31, 1997 is enclosed with this Proxy Statement. This Proxy Statement, the proxy card and the 1997 Annual Report to Shareholders were mailed to shareholders on or about March 24, 1998. The executive offices of the Company are located at Colonial Plaza, 2101 6th Avenue North, Suite 750, Birmingham, Alabama 35203.

                     ELECTION OF TRUSTEES
                         (Proposal 1)

Board of Trustees

      The Board of Trustees of the Company is comprised of nine members divided into three classes, with one-third of the trustees elected by the shareholders annually. The trustees whose terms will expire at the Meeting are M. Miller Gorrie, James K. Lowder and Herbert A. Meisler, each of whom has been nominated for election at the Meeting as trustees to hold office until the 2001 Annual Meeting of Shareholders and until their successors are elected and qualified. William M. Johnson, a member of the class of trustees whose terms expire in 1999, became a trustee on July 31, 1997, pursuant to a vote of the Board of Trustees, in connection with the Company's acquisition from Mr. Johnson and certain of his affiliates of various office and retail properties located in Atlanta, Georgia. Because Alabama law provides that trustees appointed by the Board of Trustees may serve only until the next Annual Meeting of Shareholders, Mr. Johnson is being nominated at this time to serve as a member of the class of trustees whose terms expire in 1999, to hold office until the 1999 Annual Meeting of Shareholders and until his successor is elected and qualified.

      Four nominees for trustee will be elected upon a favorable vote of a plurality of the Common Shares present and entitled to vote, in person or by proxy, at the Meeting. The Board of Trustees of the Company recommends a vote FOR M. Miller Gorrie, James K. Lowder and Herbert A. Meisler as trustees to hold office until the 2001 Annual Meeting of Shareholders and until their successors are elected and qualified and FOR William M. Johnson as trustee to hold office until the 1999 Annual Meeting of Shareholders and until his successor is elected and qualified. Should any or all of these nominees become unable to serve for any reason, the Board of Trustees may designate substitute nominees, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee or nominees, or may reduce the number of trustees on the Board of Trustees.

Nominees for Election to Term Expiring 2001

      M. Miller Gorrie, 62, is a trustee of the Company and a director of Colonial Properties Holding Company, Inc. ("CPHC"), a wholly owned subsidiary of the Company which serves as the general partner of Colonial Realty Limited Partnership (the "Operating Partnership"). The Operating Partnership owns substantially all of the Company's properties. Mr. Gorrie is chairman of the board and chief executive officer of Brasfield & Gorrie, L.L.C., a general contracting firm located in Birmingham, Alabama that is ranked consistently among ENR's "Top 100 Contractors." He serves on the board of directors of, among other organizations, American Cast Iron Pipe Co., Winslow Furniture Co. and the Metropolitan Development Board. He is a past director of AmSouth Bank of Alabama, the Southern Research Institute, the Alabama Chamber of Commerce, the Associated General Contractors, the Building Science Advisory Board of Auburn University, the Business Council of Alabama and the United Way of Alabama. Mr. Gorrie is chairman of the Executive Committee and is a member of the Executive Compensation Committee of the Board of Trustees. He also is chairman of the executive committee and a member of the executive compensation committee of the board of directors of CPHC, and is a member of the executive compensation committee of the board of directors of Colonial Properties Services, Inc. (the "Management Corporation"), which conducts the Company's third-party management, leasing and brokerage operations.

     James K. Lowder, 48, has been a trustee of the Company since its formation in July 1993 and is a director of CPHC. Mr. Lowder is also chairman of the board and chief executive officer of The Colonial Company, chairman of the board of Lowder Construction Company, Inc. and chairman of the board of Lowder New Homes, Inc. and Lowder Realty Company, Inc. He also is a member of the Alabama
Association of Realtors, the Montgomery Board of Realtors, the Home Builders Association of Alabama, and the Greater Montgomery Home Builders Association, and is a member of the board of directors of Alabama Power Company. Mr. Lowder is a member of the Executive Compensation Committee of the Board of Trustees and the executive compensation committee of the board of directors of CPHC. Mr. Lowder is the brother of Thomas H. Lowder, the president and chief executive officer of the Company and the chairman of the Board of Trustees.

      Herbert A. Meisler, 70, is a trustee of the Company and a director of CPHC. Together with Mr. Ripps, he formed The Rime Companies, a real estate development, construction and management firm specializing in the development of multifamily properties. In December 1994, the Company purchased ten multifamily properties from partners associated with The Rime Companies. While with The Rime Companies, Mr. Meisler oversaw the development and construction of approximately 15,000 multifamily apartment units in the southeastern United States. He currently serves on the board of directors of the Community Foundation of South Alabama and the Mobile Airport Authority. He is a past director of the Alabama Eye and Tissue Bank and past president of the Mobile Jewish Welfare Fund. Mr. Meisler is a member of the Executive Compensation Committee (and its Option Plan Subcommittee) and the Audit Committee of the Board of Trustees. He also is a member of the executive compensation committee of the board of directors of CPHC.

Nominee for Election to Term Expiring 1999

      William M. Johnson, 51, is a trustee of the Company and a director of CPHC. Mr. Johnson is president and chief executive officer of Johnson Development Company, a real estate development, construction and management firm which he founded in 1978. As chief executive officer, he directed the development of 1.2 million square feet of office, warehouse, retail and hotel space having a value in excess of $117 million. In July 1997, the Company acquired from Mr. Johnson, by merger, six office buildings representing 352,000 square feet in Mansell 400 Business Center, the largest Class-A multi-tenant office park in the North Fulton (Atlanta, Georgia) area. Mr. Johnson was appointed a trustee of the Company in connection with the transaction. The Company expects to complete the merger in June 1998, after which Mr. Johnson will have contributed to the Company a total of 560,600 square feet of Class A office and retail space. Mr. Johnson has been an active member of the Roswell
United Methodist Church and the North Fulton Chamber of Commerce, was the founding chairman of the board of the Coalition for Drug-Free North Fulton, and is a member of the board of directors and the executive committee of the American Tract Society Ministry. Mr. Johnson is a member of the Executive Compensation Committee of the Board of Trustees and a member of the executive compensation committee of the board of directors of CPHC.

Incumbent Trustees - Term Expiring 1999

      Claude B. Nielsen, 47, has been a trustee of the Company and a director of CPHC since September 1993. Since 1990, Mr. Nielsen has been president of Coca-Cola Bottling Company United, Inc., headquartered in Birmingham, Alabama, serving also as chief operating officer from 1990 to 1991 and as chief executive officer since 1991. Prior to 1990, Mr. Nielsen served as president of Birmingham Coca-Cola Bottling Company. Mr. Nielsen is on the board of directors of AmSouth Bancorporation. He also currently serves as a board member of the Birmingham Civil Rights Institute and the Birmingham Airport Authority and as chairman of the 1998 United Way Campaign for Central Alabama. Mr. Nielsen is chairman of the Executive Compensation Committee of the Board of Trustees and is chairman of its Option Plan Subcommittee. Mr. Nielsen also is chairman of the executive compensation committee of the board of directors of CPHC.

      Donald T. Senterfitt, 78, has been a trustee of the Company and a director of CPHC since September 1993. Mr. Senterfitt is a former director and vice chairman of SunTrust Banks, Inc., a bank holding company. He is past president of the American Bankers Association and former General Counsel to the Florida Bankers Association, and served both organizations in a variety of other capacities. He currently serves as president and chief executive officer of The Pilot Group, L.C., a financial institutions consulting firm headquartered in Orlando, Florida. Mr. Senterfitt is a member of the Audit Committee of the Board of Trustees.

Incumbent Trustees - Term Expiring 2000

     Carl F. Bailey, 67, has been a trustee of the Company and a director of CPHC and the Management Corporation since September 1993. Mr. Bailey is a former co-chairman of BellSouth Telecommunications, Inc. and former chairman and chief executive officer of South Central Bell Telephone Company, positions from which he retired in 1991. He worked for South Central Bell in a number of capacities over the past three and a half decades and was elected president and a member of the board of directors in 1982. Mr. Bailey is president of BDI and is a member of the board of directors of SouthTrust Corporation. Mr. Bailey serves on the board of trustees of Birmingham Southern College. Mr. Bailey is a member of the Executive Committee and is chairman of the Audit Committee of the Board of Trustees. He also is a member of the executive committee of the board of directors of CPHC.

      Thomas H. Lowder, 48, has been a trustee of the Company since its formation in July 1993. He is the chairman of the board, president and chief executive officer of the Company and CPHC. Mr. Lowder became President of Colonial Properties, Inc., the Company's predecessor, in 1976 and since that time has been actively engaged in the acquisition, development, management, leasing and sale of multifamily, retail and office properties for the Company. Mr. Lowder is a member and past president of the Alabama Chapter of the Commercial Investment Real Estate Institute. Mr. Lowder is a former state Chairman of the Young Presidents' Organization and is a member of the Birmingham Area Board of Realtors, the National Association of Industrial Office Parks, the International Council of Shopping Centers and the National Association of Real Estate Investment Trusts (NAREIT). He serves on the Board of Directors of, among other companies, the Children's Hospital of Alabama, American Red Cross -Birmingham Area Chapter and the United Way of Central Alabama. Mr. Lowder is a member of the Executive Committee of the Board of Trustees, a member of the executive committee of the board of directors of CPHC, and a member of the board of directors of the Management Corporation.

      Harold W. Ripps, 59, is a trustee of the Company and a director of CPHC. Together with Mr. Meisler, they formed The Rime Companies, a real estate development, construction and management firm specializing in the development of multifamily properties. In December 1994, the Company purchased ten multifamily properties from partners associated with The Rime Companies. While with The Rime Companies, Mr. Ripps oversaw the development and construction of approximately 15,000 multifamily apartment units in the southeastern United States. He is a member of the executive committee of the Birmingham Council of Boy Scouts of America, the President's Advisory Committee of Birmingham Southern College and the President's Council of the University of Alabama in Birmingham. Mr. Ripps is a member of the Executive Committee of the Board of Trustees. He also is a member of the executive committee of the board of directors of CPHC and is a member of the board of directors and the executive compensation committee of the Management Corporation.

Committees of the Board of Trustees; Meetings

      In accordance with the Bylaws of the Company, the Board of Trustees has established an Executive Committee, an Audit Committee, and an Executive Compensation Committee. The membership of these Committees is set forth in the preceding section of this Proxy Statement.

      The Executive Committee has the authority, subject to the Company's conflict of interest policies, to acquire and dispose of real property and the power to authorize, on behalf of the full Board of Trustees, the execution of certain contracts and agreements, including those related to the borrowing of money by the Company (and, consistent with the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended, to cause the Operating Partnership to take such actions). The Executive Committee met eight times in 1997.

      The Audit Committee, which consists of independent trustees, was established to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, review professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees, and review the adequacy of the Company's internal accounting controls. The Audit Committee met four times during 1997.

      The Executive Compensation Committee was established to determine compensation for the Company's executive officers and to administer the Company's stock option and annual incentive plans. Grants of options and restricted shares are made by the committee's Option Plan Subcommittee. The Executive Compensation Committee met one time during 1997.

      The Board of Trustees held four meetings during 1997. During 1997, each member of the Board of Trustees (other than Mr. Nielsen) attended more than 75% of the aggregate of (i) all meetings of the Board of Trustees (or, in Mr. Johnson's case, all meetings held after his election to the Board of Trustees) and (ii) all meetings of committees of which such trustee was a member.

Compensation of Trustees

      The Company pays its trustees who are not officers of the Company fees for their services as trustees. Trustees receive annual compensation of $18,000 plus a fee of $1,000 (plus out-of-pocket expenses) for attendance (in person or by telephone) at each meeting of the Board of Trustees, and a fee of $500 for attendance (in person or by telephone) at each committee meeting. (Herbert A. Meisler has waived his right to trustee fees and has requested that the Company donate a like amount to religious or charitable organizations.) Trustees who are not employees of the Company may elect, pursuant to the Non-employee Trustee Share Plan, to receive Common Shares in lieu of all or a portion of their annual trustee and committee fees. Participating trustees receive Common Shares having a fair market value equal to 125% of the amount of fees foregone.

      Pursuant to the Company's Non-employee Trustee Share Option Plan, each newly elected trustee who is not an employee of the Company receives, upon election, an option to purchase 5,000 Common Shares for a price equal to the fair market value of such shares on the date of grant. Each non-employee trustee also receives an automatic grant of an option, exercisable for 5,000 Common Shares, following each annual election of trustees after the trustee has completed at least one year of service.

      Officers of the Company who are trustees are not paid any trustee fees nor are they eligible to participate in the Non-employee Trustee Share Option Plan or the Non-employee Trustee Share Plan.

   ADOPTION AND APPROVAL OF THE SECOND AMENDED AND RESTATED
       EMPLOYEE SHARE OPTION AND RESTRICTED SHARE PLAN
                        (Proposal 2 )

      The Board of Trustees has approved, and recommends that the shareholders approve, the Second Amended and Restated Employee Share Option and Restricted Share Plan (the "Plan"). The Plan is an amended version of the First Amended and Restated Employee Share Option and Restricted Share Plan, as amended (the "Current Plan"). (No further awards will be made under the Current Plan after the Meeting.) Like the Current Plan, the Plan has been approved by the boards of directors of CPHC and the Management Corporation as well as the Board of Trustees. There is no specified termination date for the Plan, but it may be terminated by the Board of Trustees at any time.

      The purposes of the Plan are to enhance the Company's ability to attract and retain highly qualified individuals to serve as executive officers and other key employees of the Company and to provide additional incentives to executive officers and other key employees to promote the success of the Company. The Plan provides for the grant of options and restricted shares which give the grantees an opportunity to acquire or increase a proprietary interest in the Company. (To facilitate employee recognition programs, the Plan also permits the chief executive officer of the Company to award up to ten "bonus shares" each month to eligible employees of the Company.) Options granted under the Plan may be incentive stock options ("ISOs"), intended to qualify as such under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

      The Board's primary reason for amending the Current Plan is to increase the number of shares available for grants of options, restricted shares and bonus shares. The Current Plan authorizes 675,000 shares, and the Plan increases the number authorized to 3,200,000, with a provision that the number of authorized shares will increase automatically as the Company issues additional securities to equal 10% of the sum of (i) the number of issued and outstanding Common Shares and (ii) the number of issued and outstanding units of limited partnership interest of the Operating Partnership ("Units"). As explained in more detail in the Report on Executive Compensation below, the proposed increase was recommended by FPL Associates ("FPL"), an independent executive compensation consulting firm retained by the Company to analyze the Company's executive compensation plans and policies. FPL recommended the proposed increase to provide greater flexibility to the Option Plan Subcommittee of the Executive Compensation Committee in sizing options to incentivize the Company's employees to achieve certain performance objectives. As of March 9, 1998, 31,634 Common Shares had been issued under the Current Plan as restricted shares, 8,623 Common Shares had been issued upon the exercise of options granted under the Current Plan, and 214,087 Common Shares were subject to outstanding options. As of that date, the closing price of the Common Shares on the New York Stock Exchange was $29.5625 per share.

Description of the Plan

      The following is a general description of certain material provisions of the Plan. The description is only a summary and is qualified by reference to the Plan itself, a copy of which is included as Appendix A to this Proxy Statement.

      Administration. The Plan will be administered by the Executive Compensation Committee (or other committee designated by the Board of Trustees from time to time, subject to the chief executive officer's authority to issue bonus shares as described above). The committee must at all times consist of no fewer than two members of the Board of Trustees of the Company, and each member of the committee must qualify in all respects as a "non-employee director" as defined in Rule 16b-3 under the Exchange Act and as an "outside director" as defined in Treasury Regulations ss. 1.162-27(e)(3). Subject to the limitations set forth in the Plan, the committee has the authority to determine, among other things: (i) the eligible persons to whom options and restricted shares will be granted, (ii) the type or types of grants to be made, (iii) the number of shares subject to each grant, and (iv) the terms and conditions of the options and restricted shares. Subject to the express provisions of the Plan, the committee will have the full authority to administer and interpret the Plan.

      Eligibility. The committee will have discretion to grant options and restricted shares under the Plan to (i) employees (including officers) of the Company, the Operating Partnership or their affiliates, and (ii) any other person whose participation in the Plan is determined by the committee to be in the best interests of the Company. Subject to the restrictions set forth in the Plan, an eligible person may receive successive grants of options and restricted shares. No grantee, however, may receive an option to purchase more than 500,000 shares in any calendar year.

      Shares Subject to the Plan. Assuming approval of the Plan at the Meeting, 3,159,743 authorized but unissued Common Shares (including shares reserved under the Current Plan) will be reserved for issuance pursuant to future awards made under the Plan and the exercise of outstanding options previously granted under the Current Plan. The number of shares issued under the Plan as restricted shares may not exceed 750,000 (including restricted shares issued under the Current Plan), provided that restricted shares that are forfeited pursuant to the terms of an award will again be available for issuance as restricted shares. In addition, no more than 3,200,000 shares may be issued pursuant to ISOs. In the event any change is made to the Common Shares subject to the Plan (whether by reason of recapitalization, reclassification, share split, reverse split, combination of shares, exchange of shares, share dividend, or other increase, decrease or change in such shares), the Company will adjust proportionately and accordingly the number and kinds of shares that may be issued under the Plan or purchased upon exercise of an outstanding option. Any such adjustment in an outstanding option, however, will be made without a change in the total price applicable to the unexercised portion of the option, but with a corresponding adjustment in the per share price. Common Shares underlying any option that expires unexercised, or any award of restricted shares that is forfeited, will again be available for issuance pursuant to the Plan.

      Options.

      General. All options granted under the Plan are intended to be treated as nonstatutory stock options, unless the committee specifically designates a stock option as an ISO within the limitations of the Plan. The exercise price of options granted under the Plan will be determined by the committee in accordance with the Plan. For both ISOs and nonstatutory options, the exercise price per share will be equal to 100% of the fair market value (determined in accordance with the Plan) of a Common Share on the Grant Date (as defined in the Plan), but not less than the par value per share. No person may receive an ISO if, at the time of grant, such person owns directly or indirectly more than 10% of the total combined voting power of the Company, unless the option exercise price is at least 110% of the fair market value of the Common Shares and the exercise period of such ISO is limited to five years. There also is a $100,000 limit on the value of shares (determined at the time of grant) with respect to which ISOs granted to an optionee may first become exercisable in any calendar year.

      Vesting. The committee will determine the exercise period and any vesting requirements for options granted under the Plan, provided that no option may be exercised after ten years following the date of its grant. The committee will also have the authority to accelerate the vesting of any outstanding option, in its sole discretion, at any time. Generally, options granted under the Current Plan have been granted to vest in three equal annual installments beginning on the first anniversary of the Grant Date, subject to acceleration of vesting upon a change in control of the Company (unless the options are assumed or continued in connection with such change in control). In the future, it is expected that options generally will be granted to vest in five (rather than three) equal annual installments. Options will expire prior to their scheduled termination upon termination of the optionee's employment with the Company (other than, for individuals, by reason of death or "permanent and total disability" within the meaning of Section 22(e)(3) of the Code). Special rules will govern the vesting and expiration of options following the death or permanent and total disability of an optionee. The committee may extend the period during which an option may be exercised (but not to a date that is later than the date the option would otherwise expire).

      Transferability. Options granted under the Plan will be exercisable only by the optionee or his or her permitted transferees during the optionee's lifetime. Options will be transferable by the optionee only as provided in the agreement evidencing the grant or as may be provided by will or the laws of descent and distribution.

      Payment of Option Exercise Price. Payment for shares purchased upon exercise of an option may be made in cash or cash equivalents, by exchanging Common Shares of the Company valued at their fair market value on the date of exercise, or by a combination of the foregoing. Where permitted under the agreement evidencing the grant of an option, an optionee may also pay the exercise price by directing that the certificates for the shares purchased upon exercise be delivered to a licensed broker acceptable to the Company as agent for the optionee and that the broker tender to the Company cash or cash equivalents equal to the option exercise price plus the amount of any taxes that the Company may be required to withhold in connection with the exercise of the option.

      Restricted Shares. The committee may grant to eligible persons Common Shares that are subject to vesting based on the passage of time, the achievement by the grantee or the Company of specified performance objectives, or other conditions deemed appropriate by the committee. The committee will establish the conditions to vesting, and the period of time during which the conditions will apply, at the time of grant. Restricted share awards under the Current Plan have provided, and restricted share awards under the Plan are expected to provide, that the restricted shares will not begin vesting until three years after the Grant Date (subject to acceleration of vesting upon the Company's satisfaction of specified performance conditions).

      Until vesting conditions are satisfied, restricted shares may not be transferred by the employee. In its discretion, the committee may shorten or terminate vesting conditions or waive any other restrictions applicable to the award.

      If the termination of a grantee's employment with the Company occurs before restricted shares have vested, the award will be forfeited unless the committee, in its discretion, determines otherwise. Special rules will apply to the vesting of an award upon the death or permanent and total disability of a grantee.

      Grantees of restricted shares shall generally be entitled to vote and receive distributions on their restricted shares. Upon vesting of an award of restricted shares, including the satisfaction, lapse or waiver of all applicable restrictions and conditions, the grantee will be entitled to receive a share certificate representing the vested shares.

      Bonus Shares. The chief executive officer of the Company, on behalf of the Board of Trustees, may from time to time grant up to ten bonus shares per month to such eligible persons as the chief executive officer may designate. The chief executive officer currently awards four bonus shares each month to an employee who has demonstrated superior job performance.

Federal  Income Tax  Consequences  of Company Grants Under the
Plan

      The grant of an option will not be a taxable event for the optionee or the Company.

      An optionee will not recognize taxable income upon exercise of an ISO, and any gain realized upon a disposition of Common Shares received pursuant to the exercise of an ISO will be taxed as long-term capital gain if the optionee holds the shares for at least two years after the date of grant and for one year after the date of exercise. However, the excess of the fair market value of shares subject to an ISO on the exercise date over the option exercise price will be included in the optionee's alternative minimum taxable income in the year of exercise (except that, if the optionee is subject to certain securities law restrictions, determination of the amount included in alternative minimum taxable income will be deferred, unless the optionee elects within 30 day following exercise to have income determined without regard to such restrictions) for purposes of the alternative minimum tax. An optionee may be entitled to a credit against regular tax liability in future years for minimum taxes paid with respect to the exercise of ISOs. The Company will not entitled to any business expense deduction with respect to the exercise of an ISO, except as discussed below.

      For the exercise of an option to qualify for the foregoing tax treatment, the optionee generally must be an employee of the Company or a subsidiary from the date the option is granted through a date within three months before the date of exercise of the option. In the case of an optionee who is disabled, the three-month period for exercise following the termination of employment is extended to one year. In the case of an employee who dies, both the time for exercising ISOs after termination of employment and the holding period for shares received pursuant to the exercise of the option are waived.

      If all of the foregoing requirements are met except the special holding period rules mentioned above, the optionee will recognize ordinary income upon the disposition of the shares in an amount generally equal to the excess of the fair market value of the shares at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. The Company will be allowed a business expense deduction to the extent the optionee recognizes ordinary income.

      If an optionee exercises an ISO by tendering Common Shares with a fair market value equal to part of all of the option exercise price, the exchange of shares will be treated as a nontaxable exchange (except that this treatment would not apply if the optionee had acquired the shares being transferred pursuant to the exercise of an ISO and had not satisfied the special holding period requirement summarized above). If the exercise is treated as a tax free exchange, the optionee would not have taxable income from the exchange and exercise (other than minimum taxable income as discussed above) and the tax basis of the shares exchanged would be treated as the substituted basis for the shares received. If the optionee used shares received pursuant to the exercise of an ISO (or another nonstatutory option) as to which the optionee had not satisfied the applicable holding period requirement, the exchange would be treated as a taxable disqualifying disposition of the exchanged shares.

      Upon exercising a nonstatutory option, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise (except that, if the optionee is subject to certain restrictions imposed by the securities laws, the measurement date will be deferred, unless the optionee makes a special tax election within 30 days after exercise to have income determined without regard to the restrictions). If the Company complies with applicable reporting requirements, it will be entitled to a business expense deduction in the same amount and at the same time as the optionee recognizes ordinary income. Upon the subsequent sale or exchange of shares acquired pursuant to the exercise of a nonstatutory option, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

      If the optionee surrenders Common Shares in payment of part or all of the exercise price for nonstatutory options, no gain or loss will be recognized with respect to the shares surrendered (regardless of whether the shares were acquired pursuant to the exercise of an ISO) and the optionee will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The basis of the shares surrendered will be treated as the substituted tax basis for an equivalent number of option shares received and the new shares will be treated as having been held for the same holding period as had expired with respect to the transferred shares. The difference between the aggregate option exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option will be treated as ordinary income. The optionee's basis in the additional shares will be equal to the amount included in the optionee's income.

      An award of restricted shares will create no immediate tax consequences for the employee or the Company unless the employee makes an election pursuant to Section 83(b) of the Code. The employee will, however, realize ordinary income when restricted shares become vested, in an amount equal to the fair market value of the underlying Common Shares on the date of vesting less any consideration paid by the employee for such shares. If the employee makes an election pursuant to Section 83(b) of the Code with respect to a grant of restricted shares, the employee will recognize income at the time the restricted shares are awarded (based upon the value of such shares at the time of award), rather than when the restricted shares become vested. The Company will be allowed a business expense deduction for the amount of any taxable income recognized by the employee at the time such income is recognized (assuming the Company complies with applicable reporting requirements).

      An award of bonus shares will result in ordinary income to the grantee at the time of grant in an amount equal to the value of the shares on the date of grant, less any consideration paid by the grantee for the bonus shares. The Company will be allowed a business expense deduction for the amount of any taxable income recognized by the employee at the time such income is recognized (assuming the Company complies with applicable reporting requirements).

      The foregoing provides only a general description of the federal income tax consequences of transactions contemplated by the Plan. Participants should consult a tax advisor as to their individual circumstances.

      The approval of the Plan requires the approval of a majority of the votes cast on the proposal at the Meeting, provided that the total votes cast represent more than 50% of the Common Shares outstanding. The Board recommends a vote FOR the proposal to adopt and approve the Second Amended and Restated Employee Share Option and Restricted Share Plan.

     RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                         (Proposal 3)

      The Board of Trustees of the Company, upon the recommendation of the Audit Committee, has appointed the accounting firm of Coopers & Lybrand L.L.P. to serve as independent auditors of the Company for the fiscal year ending December 31, 1998. Coopers & Lybrand L.L.P. has served as independent auditors of the Company since the Company's commencement of operations. The Company has been advised by Coopers & Lybrand L.L.P. that neither the firm nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity. Representatives of Coopers & Lybrand L.L.P. will be present at the Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

      The ratification of the appointment of Coopers & Lybrand L.L.P. requires the approval of a majority of the Common Shares present or represented by proxy and entitled to vote at the Meeting. The Board of Trustees of the Company recommends a vote FOR the proposal to ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors of the Company for the fiscal year ending December 31, 1998.

                    EXECUTIVE COMPENSATION

      The following table sets forth certain information concerning the annual and long-term compensation for the chief executive officer and the four other most highly compensated executive officers of the Company (the "Named Executive
Officers"):
                    Summary Compensation Table
                                   Annual Compensation                                              Long-Term Compensation
                                                                                          Restricted     Securities     All
                                                                           Other Annual   Share          Underlying     Other
Name and Principal Position        Year      Salary ($)     Bonus ($)      Compensation   Awards($)(1)   Options (#) Compensation(2)
------------------------------------------------------------------------------------------------------------------------------------
Thomas H. Lowder                   1997      $295,000       $225,000           --         $89,250        16,000         $3,453
  Chairman of the Board,           1996       285,000         30,000           --          68,950        16,000          4,500
  President and Chief Executive    1995       285,000        110,000           --          62,775        15,835          4,500
  Officer

Howard B. Nelson, Jr.              1997       198,000        120,000           --          51,000        10,000          3,453
  Chief Financial Officer          1996       171,726         23,000           --          34,475         8,500          4,500
                                   1995       145,000         68,000           --          26,100         6,450          4,159

Paul F. Earle...                   1997       125,000         75,000           --          19,125         3,500          3,453
  Executive Vice President -       1996(3)    107,006         21,006           --            --             --           3,841
  Multifamily Division

John N. Hughey..                   1997       120,000         75,000           --          19,125         3,500          3,453
  Executive Vice President -       1996       104,998         50,000           --          14,775         3,500          3,145
  Retail Division                  1995        95,000         62,000           --          13,388         3,295          3,088

Charles A. McGehee                 1997       125,000         75,000           --          19,125         3,500          3,453
  Executive Vice President -       1996       120,000         20,000           --          17,238         4,000          4,500
  Land, Brokerage and              1995       110,000         63,000           --          15,413         3,815          3,276
  Dispositions

(1) The number and value of restricted shares held by the Named Executive Officers as of December 31, 1997 were as follows: Mr. Lowder - 6,156 shares ($185,450); Mr. Nelson - 3,184 shares ($95,918); Mr. Earle - 600 shares ($18,075); Mr. Hughey - 1,316 shares ($39,705); and Mr. McGehee - 1,984 shares ($59,768). Dividends are paid on restricted shares at the same rate paid to all other holders of Common Shares.
(2) All Other Compensation consists solely of employer contributions to the Company's 401(k) Plan.
(3) Mr. Earle became an executive officer of the Company in 1996.                The following table sets forth certain information concerning exercised and  unexercised  options held by the Named  Executive  Officers at December 31,
1997:
    Aggregated Option Exercises in Last Fiscal Year and Fiscal
                      Year-End Option Values
                                                             Number of               Value of Unexercised
                         Shares                             Securities Underlying    In-the-Money
                         Acquired            Value          Unexercised Options      Options
Name                     on Exercise(#)      Realized($)    at December 31, 1997     at December 31, 1997(1)
--------------------------------------------------------------------------------------------------------------
                                                          Exercisable Unexercisable  Exercisable Unexercisable
--------------------------------------------------------------------------------------------------------------
Thomas H. Lowder          --                      --         31,890         31,945     $218,550     $96,274

Howard B. Nelson, Jr.     --                      --         10,593         17,817       70,873      46,485

Paul F. Earle             --                      --            833          5,167        4,583       9,167

John N. Hughey            --                      --          6,193          6,932       41,591      20,659

Charles A. McGehee        --                      --          6,977          7,438       47,542      23,727
------------------------

(1)Based on the closing price of $30.125 per Common Share on December 31, 1997, as reported by the New York Stock Exchange.

      The following table sets for the certain information relating to options to purchase Common Shares granted to the Named Executive Officers during 1997:

                 Option Grants in Last Fiscal Year

         Individual Grants
---------------------------------------------------------
                                   Percent                                      Potential Realizable
                    Number of      of Total                                     Value at Assumed
                    Securities     Options                                      Annual Rates of Share
                    Underlying     Granted to     Exercise                      Price Appreciation for
                    Options        Employees in   Price          Expiration        Option Term
Name                Granted(#)     Fiscal Year    ($/Sh)         Date           5%         10%
------------------------------------------------------------------------------  ------------------

Thomas H. Lowder       16,000      20.25%         $31.875        1/22/07        $320,736 $812,809

Howard B. Nelson, Jr.  10,000      12.66%          31.875        1/22/07         200,460  508,005

Paul F. Earle           3,500       4.43%          31.875        1/22/07          70,161  177,802

John N. Hughey          3,500       4.43%          31.875        1/22/07          70,161  177,802

Charles A. McGehee      3,500       4.43%          31.875        1/22/07          70,161  177,802


      All options granted in 1997 become exercisable in three equal annual installments beginning on the first anniversary of the date of grant and have a term of ten years.

Defined Benefit Plan

      The Company maintains a Retirement Plan (the "Plan") for all of the employees of the Company and its subsidiaries. The Plan also has been adopted by the Management Corporation. An employee becomes eligible to participate in the Plan on January 1 or July 1 following the first anniversary of the person's employment by the Company or one of its consolidated or unconsolidated subsidiaries or age 21 if later. Benefits are based upon the number of years of service (maximum 25 years), and the average of the participant's earnings during the five highest years of compensation during the final 10 years of employment. Each participant accrues a benefit at a specified percentage of compensation up to the Social Security wage base, and at a higher percentage of compensation above the Social Security wage base. Employment by Colonial, the Company's predecessor, or certain of its affiliated entities is treated as covered service for purposes of the Plan. A participant receives credit for a year of service for every year in which 1,000 hours are completed in the employment of the Company or its subsidiaries.

      The following table reflects estimated annual benefits payable upon retirement under the Plan as a single life annuity commencing at age 65. These benefits ignore the lower benefit rate applicable to earnings below the Social
Security covered compensation level.
                      Pension Plan Table
                             Years of Service
             --------------------------------------------------
Remuneration     5         10         15        20       25
------------
$100,000      $ 7,600    $15,200   $22,800    $30,400  $38,000
125,000       $ 9,500    $19,000   $28,500    $38,000  $47,500
150,000       $11,400    $22,800   $34,200    $45,600  $57,000
$160,000 or   $12,160    $24,320   $36,480    $48,640  $60,800
over

      The benefits shown are limited by the current statutory limitations which restrict the amount of benefits which can be paid from a qualified retirement plan. The statutory limit on compensation which may be recognized in calculating benefits is $160,000 in 1998. This limit is scheduled to increase periodically with the cost of living.

     Covered compensation under the Plan includes only the employees' base salary. Thomas H. Lowder has 23 years of covered service under the Plan, Howard
B. Nelson, Jr. has 13 years of service, Paul F. Earle has six years of service, John N. Hughey has 15 years of service, and Charles A. McGehee has 17 years of service.

Employment Agreement

      Thomas H. Lowder, the chief executive officer of the Company, entered into an employment agreement with the Company in September 1993. This agreement provided for an initial term of three years, and is renewable automatically for successive one year terms if neither party delivers notice of non-renewal at least six months prior to the next scheduled expiration date. The agreement provides for annual compensation of at least $275,000 and incentive compensation on substantially the same terms as set forth in the description of the Annual Incentive Plan. See "Report on Executive Compensation -- Annual Incentive Plan." The agreement includes provisions restricting Mr. Lowder from competing with the Company during employment and, except in certain circumstances, for two years after termination of employment. The employment agreement provides for certain severance payments in the event of disability or termination by the Company without cause or by the employee with cause.

                      PERFORMANCE GRAPH

           The graph set forth below compares the yearly change in the Company's cumulative total shareholder return on its Common Shares from the date of the Company's initial public offering in 1993 through December 31, 1997, to the cumulative total return of the Standard and Poor's 500 Stock Index ("S&P 500 Index") and the National Association of Real Estate Investment Trusts Equity Index ("NAREIT Index") for the same period (total shareholder return equals price appreciation plus dividends). The performance graph assumes an investment of $100 in the Company's Common Shares and each index on September 30, 1993 and assumes reinvestment of dividends. The performance shown in the graph is not necessarily indicative of future price performance.
            Comparison of Cumulative Total Return
  Colonial Properties Trust, S&P 500 Index and NAREIT Index
            September 30, 1993- December 31, 1997

                PERFORMANCE GRAPH APPEARS HERE


                     Colonial Properties
                                                         NAREIT
Measurement Period        Trust                S&P 500   Index
------------------        -----                -------   -----
Sept. 30, 1993            $100                 $100      $100
Dec. 31, 1993             $93                  $102      $94
Mar. 31, 1994             $100                 $98       $96
June 30, 1994             $103                 $99       $98
Sept. 30, 1994            $100                 $104      $96
Dec. 31, 1994             $106                 $104      $95
Mar. 31, 1995             $110                 $114      $96
June 30, 1995             $113                 $125      $102
Sept. 30, 1995            $124                 $134      $107
Dec. 31, 1995             $130                 $142      $112
Mar. 31, 1996             $123                 $150      $115
June 30, 1996             $129                 $156      $120
Sept. 30, 1996            $142                 $161      $127
Dec. 31, 1996             $167                 $175      $151
Mar. 31, 1997             $163                 $180      $150
June 30, 1997             $168                 $211      $157
Sept. 30, 1997            $174                 $227      $176
Dec. 31, 1997             $178                 $234      $179

           Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other filings with the Securities and Exchange Commission, including this Proxy Statement, in whole or in part, the following Performance Graph and Report on Executive Compensation shall not be incorporated by reference into any such filings.

               REPORT ON EXECUTIVE COMPENSATION


      This report outlines how the Executive Compensation Committee (the "Committee") of the Board of Trustees determined 1997 compensation levels for the Company's executive officers, including the Named Executive Officers. The Committee, which is composed entirely of non-employee trustees, is responsible for all aspects of the Company's officer compensation programs and some aspects of non-officer compensation, and works closely with the entire Board in the execution of its duties. The responsibility for granting awards of options and restricted shares under the Current Plan and the proposed Plan (see Proposal 2) has been delegated to the Option Plan Subcommittee of the Committee.


Executive Compensation Policy and Philosophy

      The Company's executive compensation programs are based on the following guiding principles:

            Pay-for-Performance - The Company places considerable emphasis on incentive compensation programs that reward executives for achieving specific operating and financial objectives, including total shareholder returns and funds from operations ("FFO") per share. These incentive programs focus on both annual and long-term performance.

            Pay Competitiveness - The Company believes it must offer competitive total compensation to attract, motivate and retain executive talent. The Company's philosophy is to target the market median (50th percentile) for all components of executive compensation, including base salary, annual incentives and long-term incentives. Actual compensation levels, however, will vary in competitiveness from year to year, depending on corporate, business unit and individual performance.

           The Company determines competitive levels of compensation using published compensation surveys, information obtained from compensation consultants (most recently FPL) and an analysis of compensation data contained in the proxy statements for industry peer companies selected on the basis of asset class and market capitalization. These companies differ from those used in the peer group index that appears in the Company's total shareholder return graph. The published survey data and consultant data reflect real estate investment trust organizations with assets comparable to those of the Company.

            Executive Share Ownership - The Company believes that a significant portion of each executive's compensation and wealth accumulation opportunities should be tied to the Company's share price and dividend performance. The Company maintains a long-term incentive plan consisting of share options and performance-accelerated restricted shares so that a significant portion of executive compensation is provided in the form of share-based compensation.

      In late 1997, the Committee undertook an analysis to determine whether its compensation practices were adequate to motivate and retain the executive talent required to achieve the Company's growth objectives and opportunities. To assist in its analysis, the Committee engaged FPL to analyze the Company's compensation philosophy, the level of compensation paid to executive officers and other management employees, and the competitiveness of the Company's compensation programs, individually and in the aggregate. Because of the Company's diversified strategy, FPL compared the Company's compensation program with those of comparable multi-family, retail and office REITs.

      FPL rendered its report and recommendations to the Committee in January 1998. Generally, FPL concluded that most officers of the Company are compensated below median market practices. FPL noted in particular that base salaries generally trail the marketplace 50th percentile and that the Company has significantly under-utilized its option plan in providing adequate long-term incentives to its employees. As a result, the Company concluded that its executive compensation program was insufficient to attract and retain qualified executive officers and other key employees, particularly in an environment where competition for executive talent is intensifying and the maturation of the real estate industry is putting upward pressure on compensation levels.

      With the assistance of FPL, the Committee reaffirmed its compensation philosophy and the guiding principles discussed above but determined that, for 1998 and beyond, the Company should restructure its compensation programs to better achieve the Company's objectives and to compensate the Company's executive officers at the median of comparable REITs. The changes to the executive compensation program being implemented by the Committee will affect each component of the executive compensation program: the base salary program, the annual incentive plan, and long-term incentive compensation.


Base Salary Program

      The Company's base salary levels are determined based on the Committee's assessment of market compensation rates, each employee's performance over time and each individual's role in the Company. Consequently, employees with higher levels of sustained performance over time and/or employees assuming greater responsibilities will be paid correspondingly higher salaries. Salaries for executives as a group are reviewed annually and take into account a variety of factors, including individual performance, general levels of market salary increases and the Company's overall financial results (as described below under "Annual Incentive Plan"). Although all salary increases are granted within a pay-for-performance framework, performance criteria vary significantly by person. Performance is assessed qualitatively, and no specific weighting is attached to performance factors considered for base salary determinations. Salary adjustments are not affected by any contractual requirements.

      Some executive officers, including certain Named Executive Officers, received base salary increases in 1997 as a result of the annual review. In approving the increases, the Committee considered individual performance and experience, the position of salaries in relation to survey information and overall corporate performance. For 1998, the Committee has increased base salary levels for employees identified by FPL as receiving base compensation below the marketplace median, with a view toward increasing their salaries to the median level over a multi-year period.

Annual Incentive Plan

      The Company's annual incentive plan is designed to reward and motivate key employees based on Company, business unit and individual performance and to give plan participants competitive cash compensation opportunities. As a pay-for-performance element of compensation, incentive awards are paid annually based on the achievement of performance objectives for the most recently completed fiscal year. In 1997, the corporate performance measure used in the annual incentive plan was FFO per share. Business unit performance measures used in 1997 varied by unit (and therefore by individual executive officer) but included cash flow, square footage leased and lease income. The weighting of these measures also varied by business unit.

      The size of the actual annual incentive award for senior executives in 1997 was based largely on corporate FFO per share performance as compared to a targeted market median. For senior executives, these 1997 awards, calculated on the basis of this formula, were subject to a discretionary adjustment of as much as + 30 percent to reflect individual performance on specific qualitative criteria for each individual.

      Based on the recommendations of FPL, the amounts potentially payable to executive officers pursuant to the annual incentive plan have been increased for 1998, but the amount actually paid will depend upon the individual employee's contribution relative to specified corporate, business unit and business function measures and standards. In addition, to further align the interests of the Company's employees with the interests of shareholders and to encourage employees to take a long-term view of the Company' performance, future annual incentive awards can be paid partly in cash and partly in restricted shares.


Long-Term Incentive Compensation

      The Company believes that its executives should have an ongoing stake in the success of the business and that key employees should have a considerable portion of their total compensation paid in the form of Common Shares, since share-related compensation is directly tied to shareholder value.

      In 1997, the Committee granted long-term incentive awards in the form of both stock options and performance-accelerated restricted shares. Award opportunities under these two programs had been targeted at the market median. Based on FPL's analysis and recommendations, the Board of Trustees voted in January 1998 to amend and restate the Current Plan to, among other things, increase the number of shares available for issuance under the Plan (see Proposal 2). The purpose of the proposed increase is to permit the Committee to make incentive awards that are consistent with median market practices. If Proposal 2 is approved by the Company's shareholders at the Meeting, the Committee anticipates that it will make larger annual grants of options to executive officers, provided that the Company exceeds certain performance measures designed to maximize shareholder return. At the same time, the Committee intends to reduce its reliance on restricted share awards as a long-term incentive.

      The size of option grants in the future will depend on the individual grantee's position with the Company and Company performance. Target awards to be granted in 1999 for 1998 performance have already been established. In anticipation of making larger option grants in 1999 for 1998 performance, and consistent with the Committee's new practice of granting options based on achievement of identified performance goals, the Committee did not grant options or restricted shares to executive officers in 1998 for 1997 performance.

      Share options provide a strong tie between pay and performance, since executives realize value from options only if the Company's share price rises after the date of grant. All stock options granted in 1997 vest at a rate of one-third per year over three years. The total number of options granted to each executive officer was determined based on competitive market practice, the Company's financial success and each individual's position and level of responsibility within the Company.

      Performance-accelerated restricted share grants made in 1997 are fully at risk based on the continued employment of the officer. This means that restricted shares that are granted may be earned by the officer (i.e., will vest) if the officer remains in the employ of the Company for the specified period (eight years from the date of grant). However, the restrictions may lapse sooner if certain levels of total shareholder return are exceeded and maintained for 20 consecutive trading days, thus providing an effective incentive to achieve significant returns for shareholders. During 1997, 40% of the grants issued on January 14, 1994, 40% of the grants issued on January 6, 1995 and 20% of the grants issued on March 11, 1996 vested due to the shareholders return exceeding the performance criteria.

1997 Chief Executive Officer Compensation

      The Committee considers several factors in developing an executive compensation package. For the chief executive officer ("CEO"), these include competitive market pay practices, individual performance level, experience, achievement of strategic goals and the financial success of the Company. Specific actions taken by the Committee regarding the CEO's compensation in 1997 are summarized below.

      Base Salary. The Committee increased Mr. Lowder's annual salary to $295,000, representing a $10,000 increase over its 1996 level. The Committee seeks to assure that Mr. Lowder's base salary, together with his incentive compensation participation levels, provides a competitive overall package. Based on the findings and recommendations of FPL, the Committee has increased Mr. Lowder's base salary to $310,000 for 1998.

     Annual Incentive. Mr. Lowder's targeted award level was set at a percentage of salary based on competitive market practice and on his scope of operations and responsibilities as CEO. The actual annual incentive paid ($225,000) was based primarily on corporate performance measured by FFO performance.

      Long-Term Incentive. To increase his variable pay levels in support of the Company's compensation philosophy, Mr. Lowder has been included in the current long-term incentive plan, which provides for grants of both share options and restricted shares subject to accelerated vesting. The size of the 1997 awards made to Mr. Lowder was intended to be consistent with median market practices. Share options reward corporate performance, since the executive receives income only if the Company's share price increases after the grant date. Restricted share awards encourage executives to improve corporate performance, since the vesting of these awards will be accelerated based on total shareholder return achievements, and the ultimate value of the award is tied directly to the Company's share price.

$1 Million Pay Deductibility Limit

      Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits publicly traded companies from taking a tax deduction for compensation in excess of $1 million paid to the chief executive officer or any of its four other most highly compensated executive officers for any fiscal year. Certain "performance-based compensation" is excluded from this $1 million cap. Both the Company's Current Plan and the proposed Plan have been structured in such a way that the Committee expects options granted under the plans to be treated as performance-based compensation which may be excluded from the deductibility limit. At this time, none of the Company's executive officers' compensation subject to the deductibility limits exceeds $1 million. Accordingly, in the Committee's view, the Company is not likely to be affected by the nondeductibility rules in the near future.

Colonial Properties Services, Inc.

      Each of the executive officers of the Company also is employed by the Management Corporation, in which the Company owns 99 percent of the economic interest but does not control the voting stock. A substantial portion of each executive officer's total cash compensation is paid by the Management Corporation for services rendered to that entity. All base salary and annual bonus compensation decisions made by the Committee with respect to the Company's executive officers are made after consultation with the board of directors of the Management Corporation and its executive compensation committee (of which Messrs. Gorrie and Ripps are the sole members). In making its base salary and annual bonus compensation decisions with respect to these executive officers, the Management Corporation's board of directors considers all of the factors described above, along with the extent of services provided to the Management Corporation. The compensation of the Named Executive Officers described in this Proxy Statement includes all amounts paid to the Named Executive Officers during the fiscal year, including amounts paid by the Management Corporation.

             THE EXECUTIVE COMPENSATION COMMITTEE

                       M. Miller Gorrie
                      William M. Johnson
                       James K. Lowder
                      Herbert A. Meisler
                      Claude B. Nielsen

       EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND
                    INSIDER PARTICIPATION

     None of the five members of the Executive Compensation Committee is an employee of the Company. As described below, M. Miller Gorrie, William M. Johnson, James K. Lowder and Harold W. Ripps, who are members of the Committee, own interests in certain entities that, during 1997, were parties to certain transactions involving the Company.

      On March 24, 1997, the Company acquired Inverness Family Medical Center, a 28,000 square foot community shopping center, from a partnership in which Messrs. Gorrie and J. Lowder, among other, owned interests, for approximately $3.0 million. The Company paid the purchase price with approximately $1.5 million in cash and 16,303 units of limited partnership interest in the Operating Partnership ("Units"). In connection with the transaction, Mr. Gorrie received 369 Units, and Equity Partner Joint Venture ("EPJV"), a partnership in which each of Messrs. J. Lowder, T. Lowder and Robert E. Lowder owns a one-third interest, received 12,244 Units. In addition, Howard B. Nelson, Jr., the Company's chief financial officer, received 369 Units in the transaction.

     On April 1, 1997, the Company acquired Colonial Village at Trussville, a multi-family property located in Birmingham, Alabama, from an entity owned in part by Mr. Ripps. The Company paid a total purchase price of $20.5 million for the property, including the issuance of 57,072 Units to Mr. Ripps.

     On July 11, 1997, the Company acquired Colonial Village at Timothy Woods, a multi-family property located in Athens, Georgia, from Colonial Commercial Investments, Inc. ("CCI"), a corporation owned by Messrs. J. Lowder and T. Lowder. The Company paid a total purchase price of $12.8 million, including the issuance of 27,275 Units.

      On July 31, 1997, the Company acquired through merger from Mr. Johnson six office buildings located in the Mansell 400 Office Center for a purchase price of $48.5 million. The Company paid the purchase price through the issuance of 540,235 Units, the assumption of indebtedness in the amount of $31.7 million and the payment of $1.1 million in cash. In connection with the acquisition, the Company also agreed to acquire certain adjacent or nearby properties for a total purchase price of approximately $27.3 million. The Company acquired one of these properties, the Village at Roswell Summit, on December 31, 1997 for approximately $3.0 million, including the issuance to Mr. Johnson of 34,777 Units. The Company expects to acquire the remaining properties during 1998.

     On August 8, 1997, the Company purchased from Messrs. J. Lowder, T. Lowder and Robert E. Lowder certain undeveloped land located in Mobile, Alabama for a purchase price of $475,000. The Company paid the purchase price through the issuance of 5,411 Units to each of Messrs. J. Lowder and T. Lowder and the payment of $158,333 in cash to Robert E. Lowder.

      On November 1, 1997, the Company purchased from Mr. Gorrie his 27% interest in the Riverchase Center, an office property located in Birmingham, Alabama in which the Company owned the remaining 73% interest. The Company paid the purchase price of $3.4 million through the issuance of 114,798 Units.

      Brasfield & Gorrie General Contractors, Inc. ("B&G"), a corporation of which Mr. Gorrie is a shareholder and chairman of the board, was engaged during 1995 to construct the expansion of the Company's Macon Mall. The Company paid B&G a total of $5.2 million ($5.0 million of which was then paid to unaffiliated subcontractors) during 1997 pursuant to this engagement.

      CCI has guaranteed indebtedness of a partnership accounted for by the Company under the equity method in the aggregate amount of $1.4 million. The
Company has indemnified CCI against any liability it may incur under this guarantee.

      The Management Corporation provided management and leasing services during 1997 to certain entities in which Mr. J. Lowder and his brothers T. Lowder and Robert E. Lowder have an interest. The aggregate amount of fees paid to the Management Corporation by such entities during 1997 was approximately $368,000.

      Colonial Insurance Company, a corporation indirectly owned by the Lowder family, provided insurance brokerage services for the Company during 1997. The aggregate amount paid by the Company to Colonial Insurance Company for these services for the year ended December 31, 1997, was approximately $182,000.

      The Company leased space to certain entities in which the Lowder family has an interest and received rent from these entities totaling approximately $879,000 during 1997.

     The Company engaged Lowder Construction Company, Inc., of which Mr. J. Lowder serves as chairman of the board and which is indirectly owned by Mr. J. Lowder and T. Lowder, to serve as construction manager for ten multifamily development and expansion projects during 1997. The Company paid a total of $41.3 million ($39.8 million of which was then paid to unaffiliated subcontractors) for the construction of these development and expansion projects during 1997.

                     CERTAIN TRANSACTIONS

      During fiscal year 1997, the Company engaged in certain transactions in which certain of its trustees and executive officers had a financial interest. These transactions, which are described above under the caption "Compensation Committee Interlocks and Insider Participation," were approved by a majority of the Company's independent trustees.

       VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      The following table sets forth information regarding the beneficial ownership of Common Shares as of March 9, 1998 for (1) each person known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Shares, (2) each trustee of the Company and each Named Executive Officer and (3) the trustees and executive officers of the Company as a group. Each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. References in the table to "Units" are to units of limited partnership interest in the Operating Partnership. Units owned by a person named in the table are included in the "Number of Common Shares" column because such Units are redeemable, at the option of the holder, for cash equal to the value of an equal number of Common Shares or, at the election of the Company, for an equal number of Common Shares. Because of limitations on ownership of Common Shares imposed by the Company's Declaration of Trust, none of the Lowder brothers nor Mr. Ripps could in fact redeem all of his Units for Common Shares without divesting a substantial number of Common Shares in connection with the redemption. The extent to which a person holds Units as opposed to Common Shares is set forth in the footnotes.

                                                          Percent
                                                            of
                                Number of     Percent of   Common
Name and Business Address        Common         Common      Shares
of Beneficial Owner              Shares        Shares(1)  and Units(2)
---------------------------------------------------------------------------
Thomas H. Lowder..........    3,197,718 (3)      13.1%       10.1%
Colonial Plaza, Suite 750
2101 Sixth Avenue North
Birmingham, Alabama 35203

James K. Lowder...........    3,163,052 (4)      12.9%       10.0%
2000 Interstate Parkway
Suite 400
Montgomery, Alabama 36104

Robert E. Lowder..........    1,848,161 (5)       7.9%        5.8%
One Commerce Street
Montgomery, Alabama 36104

Wellington Management
  Company L.L.P.              1,848,700 (6)       8.6%        5.8%
75 State Street
Boston, Massachusetts 02109

Cohen & Steers Capital
  Management, Inc.            1,684,500 (7)       7.8%        5.3%
757 Third Avenue
New York, New York 10017

Vanguard/Wellesley Income
  Fund, Inc.                  1,139,900 (8)       5.3%        3.6%
P.O. Box 2600
Valley Forge, Pennsylvania 19482

Carl F. Bailey............       25,124 (9)         *          *



                                       23

M. Miller Gorrie..........      262,671(10)       1.2%         *

William M. Johnson........      575,012           2.6%        1.8%

Herbert A. Meisler........      536,934(11)       2.4%        1.7%

Claude B. Nielsen.........       16,000 (9)         *          *

Harold W. Ripps...........    1,919,678(12)       8.2%        6.1%

Donald T. Senterfitt......       16,000 (9)         *          *

Howard B. Nelson, Jr......       31,744(13)(14)     *          *

John N. Hughey............       12,476(14)         *          *

Charles A. McGehee........       21,759(14)         *          *

Paul F. Earle.............        4,757(14)         *          *

All executive officers and trustees as a group
  (16 persons)............    7,275,965(15)        25.7%(16)   22.9%(17)
----------------------
*   Less than 1%

(1) For purposes of this calculation, the number of Common Shares deemed outstanding includes 21,613,174 Common Shares currently outstanding and the number of Common Shares issuable to the named person(s) upon redemption of Units or upon the exercise of options exercisable within 60 days.
(2) For purposes of this calculation, the number of Common Shares and Units deemed outstanding includes 21,613,174 Common Shares currently outstanding, 10,029,391 Units currently outstanding (excluding Units held by the Company), and the number of Common Shares issuable to the named person(s) upon the exercise of options exercisable within 60 days.
(3) Includes 360,764 Common Shares and 2,836,954 Units. The total includes 67,731 shares owned by Thomas Lowder, 175,296 shares owned by Colonial Commercial Investments, Inc. ("CCI"), a corporation owned equally by Thomas and James Lowder, 61,574 shares owned by Equity Partners Joint Venture ("EPJV"), a general partnership of which Thomas, James and Robert Lowder are the sole general partners, 8,328 shares owned pursuant to the Company's 401(k) plan and 47,835 shares subject to options exercisable within 60 days. In addition, the total includes 538,211 Units owned by Thomas Lowder, 1,285,572 Units owned by CCI, 1,012,976 Units owned by EPJV and 195 Units held in trust for the benefit of Thomas Lowder's children. Shares and Units owned by CCI are reported twice in this table, once as beneficially owned by Thomas Lowder and again as beneficially owned by James Lowder. Shares and Units owned by EPJV are reported three times in this table, as beneficially owned by each of the Lowder brothers.
(4) Includes 326,098 Common Shares and 2,836,954 Units. The total includes 64,020 shares owned by James Lowder, 175,296 shares owned by CCI, 61,574 shares owned by EPJV, 10,021 shares owned pursuant to the Company's 401(k) plan and 15,000 shares subject to options exercisable within 60 days and 187 shares owned pursuant to the Company's Non-Employee Trustee Share Plan. In addition, the total includes 538,211 Units owned by James Lowder, 1,285,572 Units owned by CCI, 1,012,976 Units owned by EPJV and 195 Units held in trust for the benefit of James Lowder's children.
(5) Includes 97,789 Common Shares and 1,750,372 Units. The total includes 61,574 shares owned by EPJV, 31,215 shares owned by CBC Realty, Inc. ("CBC"), a corporation wholly owned by Robert Lowder, and 5,000 shares subject to options exercisable within 60 days. In addition, the total includes 523,546 Units owned by Robert Lowder, 1,012,976 Units owned by EPJV, 213,655 Units owned by CBC and 195 Units held in trust for the benefit of Robert Lowder's children.


                                       24

(6) Based on a Schedule 13G dated January 13, 1998 and filed with the SEC, reflecting beneficial ownership as of December 31, 1997. According to the
    Schedule 13G, these shares are held for the benefit of client accounts pursuant to investment advisory arrangements. In addition, according to the
    Schedule 13G, Wellington Management Company has shared voting power with respect to 453,600 of these Common Shares and shared dispositive power with respect to 1,848,700 of these Common Shares. The Company believes that the ownership of these shares does not exceed the ownership limit established by the Company's Declaration of Trust.
(7) Based on a Schedule 13G dated January 9, 1998 and filed with the SEC, reflecting beneficial ownership as of December 31, 1997. According to the
    Schedule 13G, these shares are held for the benefit of client accounts pursuant to investment advisory arrangements. According to the Schedule 13G, sole voting power exists for 1,487,000 of the 1,684,500 Common Shares. The Company believes that the ownership of these shares does not exceed the ownership limit established by the Company's Declaration of Trust.
(8) Based on an amendment to Schedule 13G dated February 9, 1998 and filed with the SEC, reflecting beneficial ownership as of December 31, 1997. According to the Schedule 13G, these shares are held for the benefit of client accounts pursuant to investment advisory arrangements. The Company believes that the ownership of these shares does not exceed the ownership limit established by the Company's Declaration of Trust.
(9)  Includes  15,000  shares  subject  to options  exercisable  within 60 days.
(10)Includes 5,000 shares subject to options exercisable within 60 days and 115,167 Units owned by B&G Properties.
(11)Includes 5,000 shares subject to options exercisable within 60 days and 526,934 Units owned by Meisler Enterprises
    L.L.C., a limited liability company of which Mr. Meisler and his wife are the sole members.
(12)Includes 3,333 shares subject to options exercisable within 60 days and 1,908,380 Units.
(13)Mr. Nelson also owns 400 shares of the Company's Series A Cumulative Redeemable Preferred Shares, representing less than 1.0% of the series outstanding.
(14)Includes, for Messrs. Nelson, Hughey, McGehee and Earle, respectively, 3,991, 406, 5,728 and 1,324 shares held pursuant to the Company's 401(k) plan and 18,910, 9,535, 10,748 and 2,833 shares subject to options exercisable within 60 days.
(15)Includes 597,721 Common Shares, 6,501,222 Units and 177,022 Common Shares subject to options exercisable within 60 days. Shares and Units held by CCI and EPJV have been counted only once for this purpose.
(16)For purposes of this calculation, the number of Common Shares deemed outstanding includes 21,613,174 Common Shares outstanding as of March 9, 1998, 6,501,222 Units reported as beneficially owned by Thomas H. Lowder, James K. Lowder, Mr. Ripps, Mr. Meisler, Mr. Johnson, Mr.
    Gorrie and Mr. Nelson, and 177,022 Common Shares subject to options exercisable within 60 days.
(17)For purposes of this calculation, the number of Common Shares and Units deemed outstanding is described in note 2 to this table and includes 177,022 Common Shares subject to options exercisable within 60 days.

   SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's trustees and executive officers to file reports with the SEC on Forms 3, 4 and 5 for the purpose of reporting their ownership of and transactions in Common Shares and Units. During 1997, each of Messrs. Gorrie, Nelson and Ripps was late in filing one Form 4 to report one transaction in Units, Mr. Meisler was late in filing one Form 4 to report two option exercises, and each of Thomas
H. Lowder and James K. Lowder was late in filing three Forms 4 to report three acquisitions of Units in exchange for properties.

        SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

      Proposals of shareholders to be presented at the 1999 Annual Meeting must be received by the Secretary of the Company prior to November 24, 1998 to be considered for inclusion in the Company's proxy material for the 1999 Annual Meeting of Shareholders. In addition, any shareholder who wishes to propose a nominee to the Board of Trustees or submit any other matter to a vote at a meeting of shareholders (other than a shareholder proposal included in the Company's proxy materials pursuant to SEC Rule 14a-8) must comply with the advance notice provisions and other requirements of Article II, Section 12 of the Company's By-laws, which are on file with the Securities and Exchange Commission and may be obtained from the Secretary of the Company upon request.


      VOTING PROCEDURES AND COSTS OF PROXY SOLICITATION

      Under the Company's By-laws and Alabama statutory law governing real estate investment trusts organized under Alabama law, shares represented by proxies that reflect abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Trustees will be elected by a favorable vote of a plurality of the Common Shares present and entitled to vote, in person or by proxy, at the Meeting. Accordingly, abstentions from the election of trustees will not affect the election of the candidates receiving the most votes. With respect to all other proposals to come before the Meeting, abstentions, as well as shares represented by brokers who are prohibited from exercising discretionary authority because the beneficial owners of such shares have not provided voting instructions (commonly referred to as "broker non-votes"), will have the same effect as votes against such proposal.

      The cost of preparing, assembling, and mailing the proxy material will be borne by the Company. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which shares are beneficially owned by others, to send the proxy material to, and to obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

      Your vote is important. Please complete the enclosed proxy card and mail it in the enclosed postage-paid envelope as soon as possible.

                                    By Order of the Board of
                                    Trustees

                                    /s/ Douglas B. Nunnelley

                                    Douglas B. Nunnelley
                                    Senior Vice President and
                                    Secretary


March 24, 1998

                                                    Appendix A

                  COLONIAL PROPERTIES TRUST

                 SECOND AMENDED AND RESTATED
       EMPLOYEE SHARE OPTION AND RESTRICTED SHARE PLAN

      This Colonial Properties Trust Second Amended and Restated Employee Share Option and Restricted Share Plan (the "Plan") amends and restates in its entirety the Colonial Properties Trust Employee Share Option and Restricted Share Plan, which was duly adopted by the Board of Trustees of Colonial Properties Trust (the "Company") and approved by the shareholders of the Company, on September 28, 1993. Set forth herein are all of the terms of the three plans comprising the Plan, one for the benefit of the employees of the Company (the "Company Plan"), one for the benefit of employees of Colonial Realty Limited Partnership (the "Operating Partnership") its general partner and any Affiliate of the Operating Partnership (the "Operating Partnership Plan") and one for the benefit of employees of Colonial Properties Services, Inc. (the "Management Company") and any Affiliate of the Management Company (the "Management Company Plan").


PURPOSE

      The  Plan is  intended  to  advance  the  interests  of the  Company,  the
Operating Partnership and the Management Company by providing eligible individuals (as designated pursuant to Section 5 below) with an opportunity to acquire or increase a proprietary interest in the Company by granting them options, bonuses and restricted shares in accordance with the terms stated herein, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Company, the Operating Partnership and the Management Company, and encourage such eligible individuals to continue to serve the Company, the Operating Partnership or the Management Company. Each share option granted under the Plan is intended to be an "incentive stock option" except (i) to the extent that any such Option would exceed the limitations set forth in Section 9 below, (ii) for Options granted to an employee other than an employee of the Company or any Subsidiary of the Company and (iii) for Options specifically designated at the time of grant as not being "incentive stock options".


DEFINITIONS

      For purposes of  interpreting  the Plan and related  documents  (including
Share  Option  Agreements  and  Restricted  Share  Agreements),   the  following
definitions shall apply:

      "Affiliate" means with respect to an entity, any company or other trade or business that is controlled by or under common control with such entity (determined in accordance with the principles of Section 414(b) and 414(c) of the Code and the regulations thereunder) or is an affiliate of such entity within the meaning of Rule 405 of Regulation C under the 1933 Act.

      "Agreement" means a written agreement that sets out the terms and conditions of the grant of an Incentive Award.

      "Applicable Committee" means, with respect to the Company Plan and the Operating Partnership Plan, the Company Committee, and, with respect to the Management Company Plan, the Management Company Committee.

      "Board of Directors" means the Board of Directors of Colonial Properties Services, Inc.

      "Board of Trustees" means the Board of Trustees of the Company.

      "Bonus  Shares" means Shares awarded to eligible  individuals  pursuant to
Section 15 of the Plan.

      "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

      "Company" means Colonial Properties Trust.

      "Company Committee" means the Executive Compensation Committee of the Board of Trustees, which must consist of no fewer than two members of such board and shall be appointed by such board, or such other committee as the Board of Trustees or the Plan shall designate.

      "Company Plan" means the Plan as administered pursuant to Section 3.1 hereof for the benefit of employees of the Company.

      "Effective Date" means September 28, 1993.

      "Employer" means the Company, the Operating Partnership or its general partner, the Management Company, or any Affiliate of the Management Company, in their capacity as Employers of persons eligible to be designated recipients of Incentive Awards.

      "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

      "Exercise Price" means the Option Price multiplied by the number of Shares purchased pursuant to the exercise of an Option.

      "Expiration Date" means the tenth (10th) anniversary of the Grant Date, or, if earlier, the termination of the Option pursuant to Section 20.3 hereof.

      "Fair Market Value" means the value of each Share subject to the Plan determined as follows: if on the Grant Date or other determination date the Shares are listed on an established national or regional stock exchange, are admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or are publicly traded on an established securities market, the Fair Market Value of the Shares shall be the closing price of the Shares on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the trading day immediately preceding the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of the Shares is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Shares are not listed on such an exchange, quoted on such System or traded on such a market, Fair Market Value shall be determined by the Board of Trustees in good faith.

      "General Partner" means Colonial Properties Holding
Company, the general partner of Colonial Realty Limited
Partnership.

      "Grant Date" means, as determined by the Applicable Committee, (i) the date as of which the Applicable Committee approves the grant, (ii) the date as of which the Optionee or Holder and the Employer enter into the relationship resulting in the Optionee or Holder being eligible for grants, or (iii) such other date as the Applicable Committee shall determine.

      "Grantee" means a person who is awarded Bonus Shares under the Plan.

      "Granting Employer" means the Company, the Operating Partnership or the Management Company, each with respect to Incentive Awards made pursuant to the Company Plan, the Operating Partnership Plan and the Management Company Plan, respectively, unless the Applicable Committee as to any grant designates another Employer as the Granting Employer.

      "Holder" means a person who holds Restricted Shares under the Plan.

      "Immediate  Family  Members"  means  the  spouse,   ex-spouse,   children,
step-children or grandchildren of the Optionee.

      "Incentive Award" means an award of an Option, Bonus Shares or Restricted Shares under the Plan.

      "Incentive Share Option" means an "incentive stock option" within the meaning of Section 422 of the Code.

      "Limited Partnership Agreement" means the agreement of limited partnership of Colonial Realty Limited Partnership, as now in effect or as hereafter amended.

      "Management Company" means Colonial Properties
Services, Inc.

      "Management Company Committee" means the Board of Directors of the Management Company or any committee thereof appointed by such board or designated in the Plan to administer the Management Company Plan.

      "Management  Company  Plan"  means the Plan as  administered  pursuant  to
Section 3.3 hereof for the benefit of the employees of the Management Company or its Affiliates.

      "Operating Partnership" means Colonial Realty Limited
Partnership.

      "Operating  Partnership  Plan" means the Plan as administered  pursuant to
Section  3.2  hereof  for  the  benefit  of  the   employees  of  the  Operating
Partnership, its general partner and its Affiliates.
      "Option" means an option to purchase one or more Shares pursuant to the Plan.

      "Option Agreement" means the written agreement evidencing the grant of an Option hereunder.

      "Optionee" means a person who holds an Option under the Plan.

      "Option Period" means the period during which Options may be exercised as defined in Section 12.

      "Option Price" means the purchase price for each Share subject to an Option.

      "Partnership Agreement" means the Second Amended and
Restated Agreement of Limited Partnership of Colonial Realty
Limited Partnership, as amended.

      "Plan" means this Second Amended and Restated Employee Share Option and Restricted Share Plan (which encompasses the Company Plan, the Operating Partnership Plan and the Management Company Plan), as the same may be hereafter amended from time to time.

      "Reporting  Person"  means a person who is required to file reports  under
Section 16(a) of the Exchange Act with respect to the Company or the Operating Partnership.

      "Restricted Shares" means Shares which are subject to a risk of forfeiture pursuant to the Plan.

      "Restricted Share Agreement" means the written agreement evidencing the grant of Restricted Shares hereunder.

      "Restricted Share Award" means an award of restricted Shares granted pursuant to Section 13 of this Plan.

      "1933 Act" means the Securities Act of 1933, as now in effect or as hereafter amended.

      "Shares" mean the common shares of beneficial interest, par value $.01 per Share, of the Company.

      "Share Option Agreement" means the written agreement evidencing the grant of an Option hereunder.

      "Subsidiary" means any "subsidiary corporation" of the Company within the meaning of Section 425(f) of the Code.

      "Units" means units of partnership interest of the Operating Partnership (but does not include preferred interests in the Operating Partnership).

      "Unit Option" means an option to purchase one or more
Units pursuant to the Plan.

ADMINISTRATION


3.1.  Company Plan.

      The Company Plan shall be administered by the Company Committee, which shall be appointed by the Board of Trustees. Each member of the Company Committee must qualify in all respects as a "non-employee director" as defined in Rule 16b-3 under the Exchange Act and as an "outside director" as defined in Treasury Regulations ss. 1.162-27(e)(3). The Company Committee shall have such powers and authorities related to the administration of the Company Plan as are consistent with the Company's declaration of trust and by-laws and with applicable law. The Company Committee shall have the full power and authority (subject to any restrictions imposed by the Board of Trustees, the Company's declaration of trust or by-laws or applicable law) to take all actions and to make all determinations required or provided for under the Company Plan, any Incentive Award granted by the Company Committee under the Company Plan and any Agreement entered into in connection therewith and shall have the full power and authority to take all such other actions and determinations not inconsistent with the specific terms and provisions of the Company Plan that the Company Committee deems to be necessary or appropriate to the administration of the Company Plan, any Incentive Award granted by the Company Committee under the Company Plan and any Agreement entered into in connection therewith. The interpretation and construction by the Company Committee of any provision of the Company Plan, any Incentive Award granted by the Company Committee under the Company Plan and any Agreement entered into in connection therewith shall be final and conclusive. In addition, the Chief Executive Officer of the Company, acting as a committee of the Board of Trustees, shall have the authority to make awards of Bonus Shares pursuant to Section 15 hereof to any employee of the Company other than a Reporting Person, and to make Incentive Awards to new employees of the Company (other than awards of Reporting Persons) in connection with their assuming employment with the Company.


3.2.  Operating Partnership Plan.

      The Operating Partnership Plan shall be administered by the Company Committee, which shall be appointed by the Board of Trustees. Each member of the Company Committee must qualify in all respects as a "non-employee director" as defined in Rule 16b-3 under the Exchange Act. The Company Committee shall have the full power and authority (subject to any restrictions imposed on such Company Committee by Section 3.1 hereof) to take all actions and to make all determinations required or provided for under the Operating Partnership Plan, any Incentive Award granted by the Company Committee under the Operating Partnership Plan and any Agreement entered into in connection therewith and shall have the full power and authority to take all such other actions and determinations not inconsistent with the specific terms and provisions of the Operating Partnership Plan that the Company Committee deems to be necessary or appropriate to the administration of the Operating Partnership Plan, any Incentive Award granted by the Company Committee under the Operating Partnership Plan and any Agreement entered into in connection therewith. The interpretation and construction by the Company Committee of any provision of the Operating Partnership Plan, any Incentive Award granted by the Company Committee under the Operating Partnership Plan and any Agreement entered into in connection therewith shall be final and conclusive. In addition, the Chief Executive Officer of the Company, acting as a committee of the Board of Trustees, shall have the authority to make awards of Bonus Shares pursuant to Section 15 hereof to any employee of the Operating Partnership other than a Reporting Person, and to make Incentive Awards to new employees of the Operating Partnership or its affiliates (other than Reporting Persons) in connection with their assuming employment with the Operating Partnership or its affiliates.

3.3.  Management Company Plan.

      The Management Company Plan shall be administered by the Management Company Committee. The Management Company Committee shall have such powers and authorities related to the administration of the Management Company Plan as are consistent with the Management Company's articles of incorporation and by-laws and with applicable law. The Management Company Committee shall have the full power and authority (subject to any restrictions imposed by the Board of Directors of the Management Company, the Management Company's articles of incorporation or by-laws or applicable law) to take all actions and to make all determinations required or provided for under the Management Company Plan, any Incentive Award granted by the Management Company Committee under the Management Company Plan and any Agreement entered into in connection therewith and shall have the full power and authority to take all such other actions and determinations not inconsistent with the specific terms and provisions of the Management Company Plan that the Management Company Committee deem to be necessary or appropriate to the administration of the Management Company Plan, any Incentive Award granted by the Management Company Committee under the Management Company Plan and any Agreement entered into in connection therewith. The interpretation and construction by the Management Company Committee of any provision of the Management Company Plan, any Incentive Award granted by the Management Company Committee under the Management Company Plan and any Agreement entered into in connection therewith shall be final and conclusive. In addition, the Chief Executive Officer of the Management Company, acting as a committee of the Board of Directors, shall have the authority to make awards of Bonus Shares pursuant to Section 15 hereof to any employee of the Company other than a Reporting Person, and to make Incentive Awards to new employees of the Management Company (other than Reporting Persons) in connection with their assuming employment with the Management Company.

3.4.  No Liability.

      No member of the Company Committee or the Management Company Committee shall be liable to any Optionee, Holder or Grantee or to the Company, the Operating Partnership, or the Management Company or any their Subsidiaries, Affiliates, employees, shareholders, or partners for any action or determination made in good faith with respect to the Plan or any Incentive Award granted or Agreement entered into hereunder.

3.5.  Applicability of Rule 16b-3.

      Those provisions of the Plan that make express reference to Rule 16b-3 shall apply only to Reporting Persons.

SHARES

      The Shares that are the subject of an Incentive Award may be (i) issued and outstanding Shares owned or acquired by the Granting Employer, (ii) treasury Shares (to the extent permitted by applicable law) or (iii) authorized but unissued Shares. The aggregate total number of Shares that may be issued pursuant to Incentive Awards under the Plan shall be 3,200,000, as increased from time to time to equal ten percent (10%) of the number of issued and outstanding Shares and Units (excluding Units held by the General Partner), provided that no more than 3,200,000 Shares may be issued pursuant to Incentive Share Options and no more than 750,000 Restricted Shares may be issued pursuant to Restricted Share Awards. If any Incentive Award expires, terminates, or is terminated or canceled for any reason prior to exercise or vesting in full, the Shares that were subject to the unexercised, forfeited, or terminated portion of such Incentive Award shall be available immediately for future grants of Incentive Awards under the Plan.

ELIGIBILITY

5.1.  Designated Recipients.

      Incentive Awards may be granted under the Plan to (i) any full-time employee of the Company, the Operating Partnership or its general partner, any Affiliate of the Operating Partnership, the Management Company or any Affiliate of the Management Company, as the Applicable Committee shall determine and designate from time to time (including officers, trustees or directors of the Company, the Operating Partnership or its general partner, any Affiliate of the Operating Partnership or the Management Company or any Affiliate of the Management Company, except that no officer, trustee or director of the Company, the General Partner or the Management Company shall be eligible to receive grants of Bonus Shares) or (ii) any other individual whose participation in the Plan is determined by the Company Committee to be in the best interests of the Company and is so designated by the Company Committee.

5.2.  Successive Grants.

      An individual may hold more than one Incentive Award, subject to such restrictions as are provided herein.

EFFECTIVE DATE AND TERM OF THE PLAN

6.1.  Effective Date.

      The Plan is effective as of the Effective Date.

6.2.  Term.

      The Plan has no termination date; provided, however, that no Incentive Share Option may be granted on or after the tenth anniversary of the Effective Date.

PARACHUTE LIMITATIONS

      Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by the Optionee, Grantee or Holder with any Employer that is not an agreement, contract, or understanding entered into after the Effective Date that expressly modifies or excludes application of this paragraph (an "Other Agreement"), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation by the Employers to the Optionee, Grantee or Holder (including groups or classes of participants or beneficiaries of which the Optionee, Grantee or Holder is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Optionee, Grantee or Holder (a "Benefit Arrangement"), if the Optionee, Grantee or Holder is a "disqualified individual," as defined in Section 280G(c) of the Code, any Option held by that Optionee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Optionee, Grantee or Holder under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Optionee, Grantee or Holder under this Plan to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment") and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Optionee, Grantee or Holder from all Employers under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Optionee, Grantee or Holder without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Optionee, Grantee or Holder under any Other Agreement or any Benefit Arrangement would cause the Optionee, Grantee or Holder to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Optionee, Grantee or Holder as described in clause (ii) of the preceding sentence, then the Optionee, Grantee or Holder shall have the right, in the Optionee's, Grantee's or Holder's sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Optionee, Grantee or Holder under this Plan be deemed to be a Parachute Payment.

GRANT OF OPTIONS

8.1.  General.

      Subject to the terms and conditions of the Plan, the Company Committee and the Management Company Committee may from time to time grant to such eligible individuals as the Applicable Committee may determine, Options to purchase such number of Shares on such terms and conditions as the Applicable Committee may determine, including any terms or conditions which may be necessary to qualify such Options as Incentive Share Options. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify grants to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

8.2.  Limitation on Grants of Options to Executives.

      The maximum number of Shares subject to Options that can be awarded under the Plan to any executive officer of the Company, the Operating Partnership or its general partner or the Management Company, or to any other person eligible for a grant of an Incentive Award under Section 5.1 hereof in any calendar year, is 500,000 Shares.

LIMITATION OF INCENTIVE SHARE OPTIONS

      An Option (other than an Option described in exceptions (ii) or (iii) of Section 1) shall constitute an Incentive Share Option to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Shares with respect to which Incentive Share Options are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other plans of the Optionee's employer and its parent and Subsidiary) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

SHARE OPTION AGREEMENTS

      All Options granted pursuant to the Plan shall be evidenced by Share Option Agreements, to be executed by the Granting Employer and by the Optionee, in such form or forms as the Applicable Committee shall from time to time determine. Share Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Option Agreements shall comply with all terms of the Plan.

OPTION PRICE

      The Option Price shall be fixed by the Applicable Committee and stated in each Share Option Agreement. The Option Price shall not be less than the Fair Market Value of the Shares on the Grant Date of the Option; provided, however, that in the event the Optionee would otherwise be ineligible to receive an Incentive Share Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than ten percent), the Option Price of an Option that is intended to be an Incentive Share Option shall be not less than the greater of par value or 110 percent of the Fair Market Value of a Share at the time such Option is granted.

TERM AND EXERCISE OF OPTIONS

12.1. Term.

      Each Option granted under the Plan shall terminate and all rights to purchase shares thereunder shall cease upon the expiration of ten years from the date such Option is granted, or on such date prior thereto as may be fixed by the Applicable Committee and stated in the Share Option Agreement relating to such Option; provided, however, that in the event the Optionee would otherwise be ineligible to receive an Incentive Share Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than ten percent), an Option granted to such Optionee that is intended to be an Incentive Share Option shall in no event be exercisable after the expiration of five years from the date it is granted.

12.2. Option Period and Limitations on Exercise.

      Each Option granted under the Plan shall be exercisable, in whole or in part, at any time and from time to time over a period commencing on or after the Grant Date and ending upon the expiration or termination of the Option, as the Applicable Committee shall determine and set forth in the Share Option Agreement relating to such Option. Without limiting the foregoing, the Applicable Committee, subject to the terms and conditions of the Plan, may in its sole discretion provide that an Option may not be exercised in whole or in part for a stated period or periods of time during which such Option is outstanding; provided, however, that any such limitation on the exercise of an Option contained in any Share Option Agreement may be rescinded, modified or waived by the Applicable Committee, in its sole discretion, at any time and from time to time after the Grant Date of such Option, so as to accelerate the time at which the Option may be exercised.

12.3. Termination of Employment.

      Upon the termination of the employment of an Optionee with the Granting Employer, other than by reason of the death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code), any Option granted to an Optionee pursuant to the Plan shall terminate, and such Optionee shall have no further right to purchase Shares pursuant to such Option; provided further, that the Applicable Committee may provide, by inclusion of appropriate language in any Share Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 12.2 above), in the event of termination of employment of the Optionee with the Granting Employer, exercise an Option, in whole or in part, at any time subsequent to such termination of employment and prior to termination of the Option pursuant to Section 12.2 above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 12.2 above, as the Applicable Committee, in its sole and absolute discretion, shall determine and set forth in the Share Option Agreement. Whether a leave of absence or leave on military or government service shall constitute a termination of employment for purposes of the Plan, shall be determined by the Applicable Committee, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment with the Granting Employer shall not be deemed to occur if the Optionee is immediately thereafter employed with any other Employer.

12.4. Rights in the Event of Death.

      If an Optionee dies while employed by the Granting Employer, the executors or administrators or legatees or distributees of such Optionee's estate shall have the right (subject to the general limitations on exercise set forth in
Section 12.2 above), at any time within one year after the date of such Optionee's death and prior to termination of the Option pursuant to Section 12.1 above, to exercise any Option held by such Optionee at the date of such Optionee's death, whether or not such Option was exercisable immediately prior to such Optionee's death; provided, however, that the Applicable Committee may provide by inclusion of appropriate language in any Share Option Agreement that, in the event of the death of an Optionee, the executors or administrators or legatees or distributees of such Optionee's estate may exercise an Option (subject to the general limitations on exercise set forth in Section 12.2 above), in whole or in part, at any time subsequent to such Optionee's death and prior to termination of the Option pursuant to Section 12.1 above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 12.2 above, as the Applicable Committee, in its sole and absolute discretion, shall determine and set forth in the Share Option Agreement.

12.5. Rights in the Event of Disability.

      If an Optionee terminates employment with the Granting Employer by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, then such Optionee shall have the right (subject to the general limitations on exercise set forth in Section 12.2 above), at any time within one year after such termination of employment and prior to termination of the Option pursuant to Section 12.1 above, to exercise, in whole or in part, any Option held by such Optionee at the date of such termination of employment, whether or not such Option was exercisable immediately prior to such termination of employment; provided, however, that the Applicable Committee may provide, by inclusion of appropriate language in any Share Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 12.2 above), in the event of the termination of employment of the Optionee with the Granting Employer by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, exercise an Option, in whole or in part, at any time subsequent to such termination of employment and prior to termination of the Option pursuant to Section 12.1 above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 12.2 above, as the Applicable Committee, in its sole and absolute discretion, shall determine and set forth in the Share Option Agreement. Whether a termination of employment is to be considered by reason of "permanent and total disability" for purposes of this Plan shall be determined by the Applicable Committee, which determination shall be final and conclusive.

12.6. Limitations on Exercise of Option.

      Notwithstanding the foregoing Sections, in no event may the Option be exercised, in whole or in part, after ten years following the date upon which the Option is granted, as set forth in Section 1 above, or after the occurrence of an event referred to in Section 20.3 below which results in termination of the Option. In no event may the Option be exercised for a fractional Share.

12.7. Method of Exercise.

      An Option that is exercisable hereunder may be exercised by the Optionee's delivery to the Granting Employer of written notice of the exercise and the number of Shares for which the Option is being exercised. Such delivery shall occur on any business day, at the Granting Employer's principal office, addressed to the attention of the Applicable Committee. Such notice shall specify the number of Shares with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the Shares for which the Option is being exercised. The minimum number of Shares with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the Share Option Agreement and (ii) the maximum number of Shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the Shares purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents; (ii) through the tender to the Granting Employer of Shares, which Shares, if acquired from the Company or any of its Affiliates, have been held for at least six months and which Shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; or (iii) by a combination of the methods described in (i) and (ii). The Applicable Committee may provide, by inclusion of appropriate language in a Share Option Agreement, that payment in full of the Option Price need not accompany the written notice of exercise provided the notice of exercise directs that the Share certificate or certificates for the Shares for which the Option is exercised be delivered to a licensed broker acceptable to the Granting Employer as the agent for the individual exercising the Option and, at the time such Share certificate or certificates are delivered, the broker tenders to the Granting Employer cash (or cash equivalents acceptable to the Granting Employer) equal to the Option Price for the Shares purchased pursuant to the exercise of the Option plus the amount (if any) of federal and/or other taxes which the Granting Employer may in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Unless otherwise stated in the applicable Share Option Agreement, an individual holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to receive cash or dividend payments attributable to the subject Shares or to direct the voting of the subject Shares) until the Shares covered thereby are fully paid and issued to him or her. Except as provided in Section 20 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

12.8. Transfer of Shares to Employee.

      Promptly after the exercise of a Share Option by an employee of the Company and the payment in full of the Option Price of the Shares covered thereby, the individual exercising the Option shall be entitled to the issuance of a Share certificate or Share certificates evidencing his or her ownership of such Shares.

12.9. Transfer of Shares to Other Employees

           (a) Promptly after the exercise of a Share Option by an employee of an Employer that is not the Company and the payment in full of the Option Price of the Shares covered thereby:

                (i) The Company shall sell to the Employer employing the Optionee the number of Shares as to which the Option was exercised for a price equal to the Fair Market Value of such Shares.

                (ii) The Employer shall deliver to the individual exercising the
                     Option a Share certificate or Share certificates evidencing his or her ownership of such Shares.

GRANT AND EXERCISE OF UNIT OPTIONS

13.1. Issuance of Unit Options

      Upon the issuance of an Option, and in accordance with Section 4.2(B) of the Partnership Agreement, the General Partner shall be deemed automatically to have caused the Operating Partnership to issue to the General Partner a corresponding Unit Option on terms identical to those of such Option.

13.2. Exercise of Unit Options.

      A Unit Option shall be deemed exercised automatically, upon the exercise by an Optionee of the corresponding Option, as to the number of Units equal to the number of Shares for which such Option is exercised. The General Partner shall then cause the Operating Partnership to issue such Units to the General Partner, and the Company shall remit payment for such Units to the General Partner, which shall then remit payment to the Operating Partnership, all in accordance with Section 4.2(B) of the Partnership Agreement.

13.3. Termination of Unit Options.

      Upon the termination of an Option, the corresponding Unit Option also shall terminate.

GRANT OF RESTRICTED SHARES

14.1. Restricted Share Awards.

           (a) The Company Committee and the Management Company Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Applicable Committee may determine, grant Restricted Share Awards under the Plan. Each Restricted Share Award shall be evidenced by a written instrument which shall state the number of Shares covered by the award and the terms and conditions which the Applicable Committee shall have determined with respect to such award. Upon the grant of each Restricted Share Award, subject to Sections 14.1(d) and 14.3 hereof, the Company shall cause a certificate representing the Shares covered by the award to be registered in the name of the Holder and to be delivered to the Holder without payment on his part (unless such Shares are newly issued Shares granted under the Company Plan, in which case the Company may require a payment equal to the par value of each Share for each Share issued). The Holder shall generally have the rights and privileges of a shareholder of the Company with respect to such Shares, including the right to vote and to receive dividends, subject to the restrictions specified in paragraphs (b) and (c) hereof.

           (b) The Applicable Committee shall determine a period of time ("Limitation Period") during which restrictions shall apply to the Shares transferred to a Holder with respect to each Restricted Share Award, provided that in no event shall the Limitation Period be less than two years. Except as otherwise determined by the Applicable Committee, the Holder may not sell, transfer, assign, pledge or otherwise encumber or dispose of the Shares covered by such Restricted Share Award during the Limitation Period applicable with respect to such Restricted Share Award. The Applicable Committee in its discretion may prescribe conditions for the incremental lapse of the preceding restrictions during the Limitation Period, and for the lapse or termination of such restrictions upon the occurrence of certain events before the expiration of the Limitation Period. The Applicable Committee in its discretion also may shorten or terminate the Limitation Period or waive any conditions for the lapse or termination of the restrictions with respect to all or any portion of the Shares covered by the Restricted Share Award. The restrictions applicable to a Restricted Share Award shall lapse upon the earliest of the following: (1) the expiration of the Limitation Period applicable to the Restricted Share Award;
(2) the occurrence of an event prescribed by the Applicable Committee which results in the lapse of the restrictions; or (3) such other time as the Applicable Committee may determine.

           (c) The Shares covered by a Restricted Share Award shall be forfeited by the Holder upon termination of the Holder's employment with the Granting Employer for any reason before the occurrence of any of the events described in the last sentence of paragraph (b) hereof. The Holder shall thereupon immediately transfer the Shares to his or her Granting Employer without payment by the Granting Employer. If the Granting Employer is not the Company or the Operating Partnership, the Company and the Operating Partnership shall have the right to purchase any such forfeited Shares from such Granting Employer at a price equal to Fair Market Value at any time subsequent to such forfeiture.

           (d) Promptly after the grant of a Restricted Share Award by the Operating Partnership or its general partner, any Affiliate of the Operating Partnership, the Management Company or an Affiliate of the Management Company, such company shall notify the Company of the grant and of the recipient's name, address and social security number, and shall either (i) pay or cause to be paid to the Company an amount equal to the Fair Market Value of the Shares which are subject to the Restricted Share Award or (ii) deliver free and clear of any liens or encumbrances certificates representing outstanding Shares in an amount equivalent to the number of Shares granted.

14.2. Restricted Share Agreement.

      All Restricted Share Awards granted pursuant to the Plan shall be evidenced by Restricted Share Agreements, to be executed by the Granting Employer and by the Holder, in such form or forms as the Applicable Committee shall from time to time determine. Restricted Share Agreements covering Restricted Shares granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Restricted Share Agreements shall comply with all terms of the Plan.

14.3. Certificates for Restricted Shares.

      The Applicable Committee may require that the certificates evidencing the grant of a Restricted Share Award hereunder be held in escrow until such restrictions have expired. The Company shall also cause a legend to be placed on such certificates that complies with the applicable securities laws and regulations and makes appropriate reference to the restrictions to which the Shares are subject. Upon attainment of the specified objectives and requirements (or, to the extent specified in the grant, the portion of such Shares earned by partial attainment of the objectives and requirements, as applicable), a certificate for the number of Shares with respect to which restrictions have lapsed shall be delivered to the Holder free of restrictions upon submission of the certificate originally issued with respect to such Shares.

AWARDS OF UNRESTRICTED BONUS SHARES

      The Chief Executive Officer of the Company, on behalf of the Board of Trustees, and the Chief Executive Officer of the Management Company, on behalf of the Board of Directors, may from time to time, as frequently as once a month, subject to the provisions of the Plan, grant up to ten Bonus Shares to such eligible individuals as he or she may designate. Upon the grant of Bonus Shares, the Company, the General Partner or the Management Company, as appropriate, shall cause a certificate representing the Bonus Shares to be registered in the name of the Grantee and delivered to the Grantee. Upon delivery to the Grantee, Bonus Shares shall be deemed validly issued, fully paid, and nonassessable, and the Grantee shall have all the rights of a shareholder with respect to such Bonus Shares.

TRANSFERABILITY OF OPTIONS AND RESTRICTED SHARES

16.1. Transferability of Options.

      During the lifetime of the Optionee, only such Optionee (or, in the event of legal incapacity or incompetency, the guardian or legal representative of the Optionee), may exercise the Option, except that the Applicable Committee may, in its discretion, authorize all or a portion of the Option (other than an Incentive Share Option) to be granted to an Optionee on terms which permit transfer by such Optionee during his or her lifetime to Immediate Family Members, (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members or (iii) a partnership in which such Immediate Family Members are the only partners, provided that the Share Option Agreement pursuant to which such Options are granted is approved by the Applicable Committee and expressly provides for transferability in a manner consistent with this Section 15.1, in which case such transferees may exercise the Option. Except as noted in the preceding sentence, transfers of Options shall be prohibited except by will or the laws of descent and distribution. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 12 hereof (excluding Sections 12.3, 12.4 and 12.5), the term "Optionee" shall be deemed to refer to the transferee. The events of termination of employment, death and disability set forth in Sections 12.3, 12.4 and 12.5 hereof, respectively, shall continue to be applied with respect to the original Optionee, following which the Options shall be exercisable by the transferee only to the extent and for the periods specified in Section 12. Except as may be provided in the Share Option Agreement, no Option shall be pledged or hypothecated (by law or otherwise) or subject to execution, attachment or similar processes.

16.2. Transferability of Restricted Shares.

      No Restricted Shares shall be assignable or transferable, other than by will or the laws of descent and distribution, before the satisfaction of applicable performance and service requirements with respect to such Shares, as set forth in the applicable Restricted Share Agreement.

USE OF PROCEEDS

      The proceeds received by the Company from the sale of Shares pursuant to Incentive Awards granted under the Plan shall constitute general funds of the Company. As soon as practicable after receipt by the Company of the amount described in Sections 12.9(a)(i) and 14.1(d) above, the Company shall contribute an amount of cash equal to such payment to the wholly owned subsidiary that owns its interests in the Operating Partnership, which in turn will contribute such cash to the Operating Partnership, and the Operating Partnership shall issue additional partnership interests to such subsidiary with a value equal to the amount of such contribution.

REQUIREMENTS OF LAW

18.1. General.

      The Company shall not be required to sell or issue any Shares under any Incentive Award if the sale or issuance of such Shares would constitute a violation by the Optionee, the Holder, the Grantee or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any Shares subject to an Option upon any securities exchange or under any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of Shares hereunder, the Option may not be exercised in whole or in part unless such listing registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, as applicable, and any delay caused thereby shall in no way affect the date of termination of the Option. Specifically in connection with the 1933 Act, at the time of grant of Restricted Shares or Bonus Shares, or when such Restricted Shares become vested, or upon the exercise of any Option, unless a registration statement under such Act is in effect with respect to the Shares covered by the Option, the Company shall not be required to sell or issue such Shares unless the Company Committee has received evidence satisfactory to it that the Optionee, Holder or Grantee may acquire such Shares pursuant to an exemption from registration under such Act. Any determination in this connection by the Company Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the 1933 Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of Shares pursuant thereto, the issuance of Bonus Shares or the issuance of Shares pursuant to a Restricted Share Award to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable or that Shares may not be issued pursuant to a grant of Bonus Shares or Restricted Shares unless and until the Shares covered by such Option or grant are registered or are exempt from registration, the exercise of such Option or the issuance of Shares pursuant to such grant (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

18.2. Rule 16b-3.

      The intent of this Plan is to qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent any provision of the Plan or action by the Plan administrators does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative, to the extent permitted by law and deemed advisable by the Plan administrators, and shall not affect the validity of the Plan. In the event Rule 16b-3 is revised or replaced, the Board of Trustees may exercise discretion to modify this Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.

18.3. REIT Qualification.

      The Company shall not be required to sell or issue any Shares under any Incentive Award if the sale or issuance of such Shares would cause the Company to fail to qualify as a real estate investment trust for Federal income tax purposes or would result in the Optionee's, Grantee's or Holder's ownership of Shares in violation of the restrictions on ownership and transfer of Shares set forth in the Company's declaration of trust.

AMENDMENT AND TERMINATION OF THE PLAN

      The Board of Trustees may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Shares as to which Incentive Awards have not been granted; provided, however, no amendment that materially affects the terms of Incentive Awards under the Operating Partnership Plan shall be effective with respect to the Operating Partnership Plan without the approval of the Board of Directors of the Operating Partnership, and no amendment that materially affects the terms of Restricted Share Awards under the Management Company Plan shall be effective with respect to the Management Company Plan without the approval of the Board of Directors of the Management Company. The Employer may retain the right in an Agreement to cause a forfeiture of the Options or the Shares or gain realized by a Holder on account of the Optionee or Holder taking actions prohibited by the applicable Agreement. Except as permitted under this Section 19 or Section 20 hereof, no amendment, suspension, or termination of the Plan shall, without the consent of the Optionee, Grantee or Holder, alter or impair rights or obligations under any Incentive Award theretofore granted under the Plan.

EFFECT OF CHANGES IN CAPITALIZATION

20.1. Changes in Shares.

      If the number of outstanding Shares is increased or decreased or the Shares are changed into or exchanged for a different number or kind of Shares or other securities of the Company, in each case on account of any recapitalization, reclassification, Share split, reverse split, combination of Shares, exchange of Shares, Share dividend or other distribution payable in capital stock, or other increase or decrease in such Shares effected without receipt of consideration by the Company, occurring after the Effective Date of the Plan, the number and kinds of Shares for the issuance of which Restricted Share Awards or awards of Bonus Shares may be granted and Shares for the acquisition of which Options may be granted under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of Shares for which Restricted Share Awards or Options are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Holder of the Restricted Share Awards or Optionee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to Shares that are subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per Share.

20.2. Reorganization in Which the Company Is the Surviving
           Entity.

      Subject to Section 20.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of Shares subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per Share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the Shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in the applicable Restricted Share Agreement, any restrictions that were applicable to any previously granted Restricted Share Award shall apply as well to any replacement shares received by the Holder as a result of such reorganization, merger, or consolidation.

20.3. Reorganization in Which the Company Is Not the
           Surviving Entity or Sale of Assets or Shares.

      Upon the dissolution or liquidation of the Company, or upon a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, or upon a sale of substantially all of the assets of the Company to another entity, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving entity) approved by the Board of Trustees that results in any person or entity (or person or entities acting as a group or otherwise in concert) owning 80 percent or more of the combined voting power of all classes of securities of the Company (other than the Company or wholly owned subsidiaries of the Company), the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan or the assumption of such Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor Company, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each individual holding an Option shall have the right (subject to the prior expiration of such Option in accordance with its terms) immediately before the occurrence of such termination and during such period occurring before such termination as the Company Committee in its sole discretion shall determine and designate, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs. Any exercise of an Option during such period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event. The Company Committee shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its shareholders. Unvested Restricted Share Awards shall be vested in the case of an event described in this Section 20.3.

20.4. Adjustments.

      Adjustments under this Section 20 related to Shares or securities of the Company shall be made by the Company Committee, whose determination in that respect shall be final, binding, and conclusive. No fractional Shares or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole Share.

20.5. No Limitations on Company.

 The grant of Incentive Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

DISCLAIMER OF RIGHTS

      No provision in the Plan or in any Incentive Award granted or Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ or service of any Employer, or to interfere in any way with any contractual or other right or authority of any Employer either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and such Employer. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Agreement, no Incentive Award granted under the Plan shall be affected by any change of duties or position of the Optionee, Grantee or Holder (including a transfer to or from any Employer), so long as such Optionee, Grantee or Holder continues to be a trustee, director, officer, consultant, employee, or independent contractor (as the case may be) of any Employer (the "Successor Granting Employer"). The Plan shall in no way be interpreted to require any Employer to transfer any Shares to a third party trustee or otherwise hold any Shares in trust or escrow for any participant or beneficiary under the terms of the Plan.

NONEXCLUSIVITY OF THE PLAN

      Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Company, the Operating Partnership or its general partner or the Management Company or any Affiliate of the Operating Partnership or the Management Company to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as such entities in their discretion determine desirable.

CAPTIONS

      The use of captions in this Plan or any Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Agreement.

WITHHOLDING TAXES

24.1. Withholding.

      The Granting Employer shall have the right to deduct from payments of any kind otherwise due to an Optionee, Grantee or Holder any Federal, state, or local taxes of any kind required by law to be withheld with respect to any Shares issued upon the exercise of an Option, to any Bonus Shares or to the termination of the Limitation Period for Restricted Share Awards. At the time of termination of the Limitation Period, the Holder shall pay to the Granting Employer any amount that the Granting Employer may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Granting Employer, which may be withheld by the Granting Employer (and/or the Successor Granting Employer) in its sole discretion, the Optionee, Grantee or Holder may elect to satisfy such obligations, in whole or in part, (i) by causing such Granting Employer to withhold Shares otherwise issuable pursuant to the exercise of an Option or (ii) by delivering to such Granting Employer Shares already owned by the Optionee, Grantee or Holder. The Shares so delivered or withheld shall have a Fair Market Value equal to such withholding obligations, determined as of the date that the amount of tax to be withheld is to be determined. An Optionee, Grantee or Holder who has made an election pursuant to this Section 24.1 may satisfy his or her withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

24.2. Limitations for Reporting Person.

      Notwithstanding the foregoing, in the case of a Reporting Person, no election to use Shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements under Rule 16b-3(e) or any successor rule under the Exchange Act.


OTHER PROVISIONS

      Each Incentive Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Applicable Committee, in its sole discretion.


NUMBER AND GENDER

      With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.


SEVERABILITY

      If any provision of the Plan or any Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.


GOVERNING LAW

      The validity and construction of this Plan and the instruments evidencing the Incentive Awards granted hereunder shall be governed by the laws of the State of Maryland.

                         *    *    *

[COLONIAL LOGO]



COLONIAL PROPERTIES TRUST
PROXY CARD HIGHLIGHTS.
                                                     THIS IS YOUR PROXY.
                                                 YOUR VOTE IS IMPORTANT.

Regardless of whether you plan to attend the Annual Meeting of Shareholders, please execute your proxy promptly and return it in the enclosed envelope.

                            1997 COMPANY HIGHLIGHTS

- Our funds from operations (FFO) increased to $2.70 per share from $2.45 per share for 1996, an increase of 10.2%. As a result, we increased our dividend from $2.08 per share in 1997 to $2.20 per share (annualized) in 1998.

- The Company completed $438 million in property acquisitions and $73 million of property sales in tax-deferred transactions.

- The Company completed $85 million of property development, including a major expansion of Macon Mall.

- The Company expanded into the states of North Carolina, Tennessee and Virginia.

- The Company issued $175 million of unsecured debt, $125 million of preferred stock, $103 million of common stock, and $45 million of operating partnership units.





            __ DETACH HERE                        DETACH HERE

  |X|   Please mark votes as in
        example.

This proxy, when properly executed, will be voted in the manner directed herein by the shareholder. If no direction is otherwise made, this proxy will be voted FOR proposals 1, 2 and 3 and in the discretion of the named proxies as to any other matters properly presented at the meeting. This proxy may be revoked at any time before it is voted by delivery to the Secretary of the Company of either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the annual meeting and voting in person.

1.    To elect the following nominees to the Board of Trustees.
      Nominees: M. Miller Gorrie, James K. Lowder, Herbert A. Meisler and William M. Johnson.

                FOR                             /  /-------------------
          /  /  ALL      /  / WITHHELD          For all nominees except
                NOMINEES      FROM ALL          as noted above
                              NOMINEES

2. To adopt and approve the Second Amended and Restated Employee Share Option and Restricted Share Plan.

           /  /  FOR  /  /   AGAINST  /  /  ABSTAIN

3. To ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors of the Company for the fiscal year ending December 31, 1998.

            /  /  FOR  /  /   AGAINST  /  /  ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

[ADDRESS]                                  MARK HERE FOR   /  /
                                           ADDRESS CHANGE
                                           AND NOTE AT
                                           LEFT

                                          Please  sign   exactly  as  your  name
                                          appears  hereon.  Joint owners  should
                                          each sign.  When  signing as attorney,
                                          executor,  administrator,  trustee, or
                                          guardian,  please  give full  title as
                                          such.

Signature:                Date:      Signature:                    Date:

__ DETACH HERE                                                   DETACH HERE

                                     PROXY

                            COLONIAL PROPERTIES TRUST

            Proxy Solicited on Behalf of the Board of Trustees of the Company for Annual Meeting to be held on April 23, 1998

     The undersigned, being a shareholder of Colonial Properties Trust (the "Company"), hereby appoints Thomas H. Lowder and Douglas B. Nunnelley, or either of them, with full power of substitution in each, as proxies and hereby authorizes such proxies, or either of them, to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held in the auditorium on the lobby level (second floor) of Colonial Plaza, 2101 Sixth Avenue North, Birmingham, Alabama 35203, on April 23, 1998 at 10:30 a.m., central daylight savings time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the following instructions. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

      You are encouraged to specify your choice by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Trustees' recommendations. The proxies cannot vote your preferences unless you sign and return this card.






 SEE REVERSE                                                     SEE REVERSE
     SIDE          CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SIDE